Exhibit 10.5

Subscription Agreement

Goldman Sachs Middle Market Lending Corp.

This Subscription Agreement (this “Subscription Agreement”) for investing in the common stock (the “Shares”) of Goldman Sachs Middle Market Lending Corp. (the “Company”) is intended for use by a Subscriber through a distributor or investment advisor (a “Financial Advisor”) other than Goldman Sachs (“GS”) only.

Certain capitalized terms not otherwise defined in this Subscription Agreement are defined in Section III.

Please complete this Subscription Agreement as follows:

1.	Section I, Information to be provided by All Subscribers: You and your Financial Adviser, as applicable, must complete Section I.

2.	Section II, Signature Page: (a) You must complete and sign Section II. In addition, if you are required to list Associated Persons in response to question 8, each Associated Person must sign the Signature Page as well.

3.	Section III, Subscription Agreement Terms and Conditions: You should carefully read the Subscription Agreement Terms and Conditions.

Return the entire completed and signed Subscription Agreement & required additional information/documentation to your Financial Advisor identified in Section I.

Subscription Agreement Checklist:

A.	Completed Subscription Agreement (including any duplicate pages as needed for multiple owners)

B.	For Non-US Persons, please provide a completed Form W-8 (i.e., BEN, BEN-E, etc.)

C.	For Entities, please provide the supporting documentation based on entity type as directed by the subscription document in section I. Question 6.

Important:

You must subscribe for Shares solely for your own account, risk and beneficial and economic interest, as an investor, and you must not be acting as an agent, trustee, nominee, investment manager or representative or in a similar agency capacity (a “Nominee”) for or on behalf of any other individual or entity person. The Company will not accept any Subscription Agreement submitted by an investor in a Nominee capacity, will not recognize any principal (disclosed or undisclosed) other than you and will hold you responsible for all representations, warranties, covenants and other obligations in this Subscription Agreement.

Do not alter this Subscription Agreement. Any alteration of the form of this Subscription Agreement by you, including with stamps or the inclusion of addendums, will be void and will not form a part of this Subscription Agreement. Your execution of the Signature Page will constitute your acceptance of all terms of this Subscription Agreement in the form presented to you, unless otherwise agreed to in writing by the Company.

Please review any information provided herein on your behalf and correct any inaccuracies or mistakes.

Subscription Agreement

Goldman Sachs Middle Market Lending Corp.

Addendum for Subscribers that are “US Persons” or received or accepted the offer to Subscribe for Shares in the United States

Each Subscriber that is a “US Person” as defined under Regulation S (which definition is set forth in Section III of the Subscription Agreement) or that received or accepted the offer of the Shares in the United States must complete this Addendum. Terms used but not defined in this Addendum have the meanings given to them in the Subscription Agreement.

(a)	Was Subscriber contacted by a Financial Advisor or its personnel regarding the offering of Shares?

☐ Yes         ☐ No

(b)	Did Subscriber itself initiate discussions with, inquire of or otherwise contact such Financial Advisor or its personnel regarding Goldman Sachs Middle Market Lending Corp. or the offering of Shares thereof other than as a result of such Financial Advisor or its personnel having previously specifically brought the Fund or the Interests to Subscriber’s attention as a prospective investment?

☐ Yes         ☐ No

I. Information to be Provided by All Subscribers

Answer each of the following questions (as applicable). Subscriber means the person or entity subscribing for Shares pursuant to this Subscription Agreement, which will become the legal owner of the Shares. Please note that (i) “you” or “your” refers to the Subscriber, (ii) all information in this Subscription Agreement must be provided with respect to the Subscriber, and (iii) all signatories must be authorized to sign on behalf of the Subscriber.

1. Subscriber Name	2. Total Commitment Amount
$

3.	Subscriber Legal Address (required)

Attention
Street (P,O. Boxes are not permitted)		City
State/Province	Postal Code	Country
Phone Number	Fax Number	E-Mail Address

4.	Subscriber Mailing Address (if different than above)

Attention
Street		City
State/Province	Postal Code	Country

If you do not provide a ‘Mailing’ address, any written communications by the Company to you in connection with your investment in the Company will be delivered to the physical or electronic address provided in legal address above.

5.	Financial Advisor Information (may be completed by your Financial Advisor)

Financial Advisor/Representative Name	Financial Advisor/Representative Number
Financial Advisor/Representative Firm Name	Financial Advisor/Representative Firm Number
Branch/Office Number	Client Account Number at Firm
Street	City
State/Province	Postal Code	Country

I. Information to be Provided by All Subscribers

6. Ownership. Legal status of Subscriber and all Additional/Co-Owner(s); additional pages can be supplied if necessary to accommodate information for all Additional/Co-Owners.

For Individuals:

☐ Individual
Additional/Co-Owner relationship to Subscriber (check one)
Subscriber Types with Additional/Co-Owners:
☐ Legal Spouse
☐ Beneficial Owner
☐ Joint Tenants with Rights of Survivorship	☐ Other (specify):___________________________
☐ Tenants in Common
☐ Community Property
Subscriber Taxpayer Identification Number:	Additional/Co-Owner Name(s):
List Additional/Co-Owner US Tax Classification(s), if different than Subscriber:	Additional/Co-Owner Taxpayer Identification Number(s):

For Individuals, Individual Retirement Accounts (IRA) and Trust Investors:
Subscriber Date of Birth:	Additional/Co-Owner Date of Birth:

For Entities: Please provide the cover page, signatory list and any pages designating signing authority for your entity.

Subscriber Types for Corporations (select one): ☐ C Corporation ☐ S Corporation	Non-Publicly Traded Corps – Please supply an Executed corporate resolution or articles of incorporation and secretary certificate

Subscriber Types for Other Entities
☐ Custodial (UTMA/UGMA)
☐ Partnership (General or Limited)
☐ Limited Liability Company (Enter tax classification:	Pension Plans – Please supply plan documents
C=corporation, S=S corporation, P=partnership ______)
☐ Pension Plan	Trusts – Please supply the full trust document.
☐ Individual Retirement Account (IRA)
☐ Revocable Trust	Estates – Please supply letters of testamentary or letters of
☐ Irrevocable Trust	administration dated within 60 days unless
☐ Other (specify):	accompanied by a medallion signature guarantee

Check any of the following boxes that apply to Subscriber:

☐       BHC Investor

☐       Banking Entity

☐       Foreign Banking Entity

☐       None of the above. If you check this box, you hereby

         represent and warrant that the Subscriber is not a BHC Investor, a Banking Entity or a Foreign Banking Entity.

Note: If you are a BHC Investor, a Banking Entity or a Foreign Banking Entity, please contact the Company.

If you are a Banking Entity or a Foreign Banking Entity, are you aware of a reason that your investment in Shares may not be permissibly held in reliance on an available exclusion or exemption under the Volcker Rule?

☐ Yes ☐ No

If you do not answer this question, you hereby represent and warrant that you are not aware of any such reason.
Subscriber is Governed by the Laws of (state/country):

I. Information to be Provided by All Subscribers

Subscriber Taxpayer Identification Number:

Is the Subscriber treated as a disregarded entity within the meaning of US Treasury Regulation Section 301.7701-2(c), a grantor trust (pursuant to IRS Code Sections 671-679) or is otherwise not the owner of Shares for US federal income tax purposes?

☐ Yes         ☐ No If Yes, please provide the name, address, Federal Tax Classification and Taxpayer Identification Number of the person(s) treated as the owner(s) of Shares for US federal income tax purposes:

Exemptions (applicable only to certain entities, not individuals):

•	US Federal Tax Exempt payee code:

•	Exemption from FATCA reporting code:

See IRS Form W-9 Instructions for applicable codes and requirements.

If you are a US Person (for US federal income tax purposes): You are required by law to provide the Company with your correct Social Security or other Taxpayer Identification Number (TIN). Failure to do so may subject you to penalties and result in backup withholding at the current required rate on distributions from the Company or other payments. If you do not have but are applying for a TIN, write “Applied For” in the space provided for your TIN and forward the required certifications within 60 days. Backup withholding will apply to payments relating to your account prior to the Company’s receipt of your TIN and required certifications. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

7. Supplemental Questions for All Subscribers (all questions required)

(a)	Are you a “US Person” as defined under Regulation S (which definition is set forth in Section III)?

☐ Yes             ☐ No

(b)	Did you receive or accept the offer of the Shares in the state or territory indicated in your legal address above?

☐ Yes             ☐ No If No, please list state or territory here:

(c)	Please indicate below whether the Subscriber or any of the Subscriber’s beneficial owners is any of the following:

☐	(i) you are an employee of The Goldman Sachs Group, Inc.;

☐	(ii) you are an affiliate of The Goldman Sachs Group, Inc. (for purposes of this question, “affiliate” includes a portfolio company controlled by Goldman Sachs or by an investment fund that is managed by Goldman Sachs);

☐	(iii) you are an employee or director of an affiliate of The Goldman Sachs Group, Inc.;

☐	(iv) you are an “immediate family” member of an employee or director described in (iii) above (for these purposes, “immediate family” includes the spouse of an individual, the individual’s minor children, and any of the individual’s children (including adults) residing in the individual’s home);

☐	None of the above applies to the Subscriber or any of the Subscriber’s beneficial owners.

If you check any of (i), (ii), (iii) or (iv) above, you may be required to provide additional information.

(d)	Please check the applicable boxes below for any registrations or memberships you hold with the US Commodity Futures Trading Commission (“CFTC”) and/or the National Future Association (“NFA”):

☐	Futures Commission Merchant

☐	Introducing Broker

☐	Commodity Pool Operator

☐	Commodity Trading Advisor

☐	Leverage Transaction Merchant

☐	None of the Above. You hereby represent that you (i) are not required to be an NFA member and/or to be registered with the CFTC pursuant to the Commodity Exchange Act and the rules thereunder, and, if applicable, (ii) have complied with all conditions of any exclusion or exemption from such registration. If you cannot make this representation, please contact the Company.

I. Information to be Provided by All Subscribers

8. Are you an Accredited Investor?

For Individual Subscribers and Associated Persons that are Individuals: Please check the applicable box below; additional pages can be supplied if necessary to accommodate information for additional Associated Persons (as defined below). When completing for Associated Persons, check a separate box for Subscriber and for each Associated Person. A box should be checked for each Associated Person in the column corresponding to such Associated Person’s designation (e.g., AP1, AP2, etc.) in the Associated Persons Table below.

Associated Persons
Subscriber		(if applicable)
		AP1	AP2	AP3	AP4
☐	A person whose individual net worth, or joint net worth with a spouse, is over $1,000,000. For purposes of this question 8, “net worth” means a person’s assets minus liabilities, provided that for purposes of calculating net worth (a) the person’s primary residence shall not be included as an asset, (b) indebtedness secured by the primary residence, up to the fair market value of the primary residence as of the date on which a Share is purchased, shall not be included as a liability (except that if the amount of such indebtedness outstanding as of the date on which a Share is purchased exceeds the amount outstanding 60 days before such date, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and (c) indebtedness that is secured by the person’s primary residence in excess of the fair market value of the primary residence as of the date on which a Share is purchased shall be included as a liability.	☐	☐	☐	☐

☐	None of the above. If you check this box for any Associated Person other than a spouse, please contact the Company.	☐	☐	☐	☐

For Entity Subscribers and Associated Persons that are Entities: Please check one or more applicable box below; additional pages can be supplied if necessary to accommodate information for additional Associated Persons (as defined below). When completing for Associated Persons, check a separate box for Subscriber and for each Associated Person. A box should be checked for each Associated Person in the column corresponding to such Associated Person’s designation (e.g., AP1, AP2, etc.) in the Associated Persons Table below.

Subscriber		Associated Persons
(if applicable)
		AP1	AP2	AP3	AP4
☐	(a) Partnership, corporation, limited liability company or Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.	☐	☐	☐	☐

☐	(b) IRS Code Section 501(c)(3) organization, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.	☐	☐	☐	☐

☐	(c) Trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose investments are being directed by a Sophisticated Person (as defined in Section III).	☐	☐	☐	☐

☐	(d) Entity (other than a trust) where all equity owners are Accredited Investors. If you (the Subscriber) check this box only, complete the Associated Persons Table indicating the name of each of your equity owners and select an applicable box for each of your equity owners under the ‘Associated Persons’ column. Indicate the total number of your equity owners here:	☐	☐	☐	☐

☐

(e) Revocable trust where all of your grantors are Accredited Investors. If you (the Subscriber) check this box only, complete the Associated Persons Table indicating the name of each of your grantors and select an applicable box for each of your grantors under the ‘Associated Persons’ column. Indicate the total number of your grantors here:

		☐	☐	☐	☐

I. Information to be Provided by All Subscribers

Associated Persons (if applicable)
		AP1	AP2	AP3	AP4
☐	(f) IRA or Keogh plan where the grantor is an Accredited Investor. If you (the Subscriber) check this box, select an applicable box for your grantor under AP1 in the ‘Associated Persons’ column.	☐	☐	☐	☐

☐	(g) Employee Benefit Plan (other than a self-directed plan), with total assets in excess of $5,000,000, that is established and maintained by a state, a political subdivision of a state, or any of their respective agencies, for the benefit of its employees.	☐	☐	☐	☐

☐	(h) Employee Benefit Plan (other than a self-directed plan), whether or not subject to Title I of ERISA, whose investment decisions are made by a plan fiduciary which is a bank, insurance company, savings and loan association, or registered investment adviser.	☐	☐	☐	☐

☐	(i) Employee Benefit Plan (other than a self-directed plan), whether or not subject to Title I of ERISA, with total assets in excess of $5,000,000.	☐	☐	☐	☐

☐	(j) Self-directed plan (e.g., 401(k) plans and profit sharing plans) in which all investment decisions are made solely by, and such investments are made on behalf of, Accredited Investors. If you (the Subscriber) check this box, complete the Associated Persons Table indicating the name of each of your participants and select an applicable box for each of your participants under the ‘Associated Persons’ column. Indicate the total number of your participants here:	☐	☐	☐	☐

☐	None of the above. If you check this box, please contact the Company.	☐	☐	☐	☐

Associated Persons Table: If you (the Subscriber) are an entity and checked box (d), (e), (f) or (j) above, indicate in the table below the name of each of your equity owners, grantors or participants (as applicable) (each, an “Associated Person”). For each Associated Person, indicate in the appropriate column above the basis on which such Associated Person qualified as an Accredited Investor. For instance, if the Subscriber has checked box (d) above, each equity owner should be listed below. Then, for each equity owner, in the column corresponding to such equity owner (AP1, AP2, etc.), check the box indicating the basis on which such Associated Person qualified as an Accredited Investor. Each Associated Person’s qualification should be indicated in a separate column. Associated Persons that are individuals must qualify under one of the individual categories (under “For Individual Subscribers and Associated Persons that are Individuals” above), and Associated Persons that are entities must qualify under one of the entity categories (under “For Entity Subscribers and Associated Persons that are Entities” above). Additional pages can be supplied if necessary to accommodate information for additional Associated Persons. Each Associated Person must sign this Subscription Agreement on the Signature Page.

Name of Associated Person (“AP1”):
Name of Associated Person (“AP2”):
Name of Associated Person (“AP3”):
Name of Associated Person (“AP4”):

I. Information to be Provided by All Subscribers

9. In connection with the Company’s obligations relating to Disqualifying Events pursuant to Rule 506(d) of the Securities Act, please indicate below whether any of the following (which are Disqualifying Events as provided in Rule 506(d) of the Securities Act) have occurred with respect to you or any person that directly or indirectly will have voting or dispositive power over your interest in the Company. Check all that apply.

☐	(i) a conviction, within the past ten years, of any felony or misdemeanor: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the Commission; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

☐	(ii) being subject to any order, judgment or decree of any court of competent jurisdiction, entered within the past five years, that, as of the date hereof, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the Commission; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

☐	(iii) being subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that: (A) as of the date hereof, bars the person from: (1) association with an entity regulated by such commission, authority, agency, or officer; (2) engaging in the business of securities, insurance or banking; or (3) engaging in savings association or credit union activities; or (B) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the past ten years;

☐	(iv) being subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Exchange Act (15 U.S.C. 78o(b) or 78o-4(c)) or section 203(e) or (f) of the Investment Advisers Act (15 U.S.C. 80b-3(e) or (f)) that, as of the date hereof: (A) suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser; (B) places limitations on the activities, functions or operations of such person; or (C) bars such person from being associated with any entity or from participating in the offering of any penny stock;

☐	(v) being subject to any order of the Commission entered within the past five years that, as of the date hereof, orders the person to cease and desist from committing or causing a violation or future violation of: (A) any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act (15 U.S.C. 77q(a)(1)), section 10(b) of the Exchange Act (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act (15 U.S.C. 78o(c)(1)) and section 206(1) of the Investment Advisers Act (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or (B) section 5 of the Securities Act (15 U.S.C. 77e);

☐	(vi) being suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

☐	(vii) having filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within the past five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, as of the date hereof, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

☐	(viii) being subject to a United States Postal Service false representation order entered within the past five years, or is, as of the date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

☐	None of the above has occurred with respect to you or any person that directly or indirectly will have voting or dispositive power over your interest in the Company.

If you check any of (i) – (viii) above, please contact the Company and provide the dates and the summary of each Disqualifying Event in the space below. You may be required to provide additional information.

I. Information to be Provided by All Subscribers

10.	To be completed by Benefit Plan* Investors ONLY (defined below) including Individual Retirement Accounts (IRAs):

(a)	Please check the applicable box below:

☐	(i) Benefit Plan Investor subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the IRS Code (e.g., Benefit Plan Investors that are pension and profit-sharing plans for US employees or certain other US retirement arrangements, such as IRAs and Keogh plans, or entities whose assets are (directly or indirectly) the assets of any such plans or arrangements).

If you check (i), are you (1) an entity whose assets constitute (directly or indirectly) the assets of one or more Benefit Plan Investors by reason of their investment (direct or indirect) in the entity (e.g., a fund of funds) or (2) an insurance company general account? If you are not an entity or an insurance company general account (e.g., an IRA), you may check “No.”

☐ Yes       ☐ No

If you check “Yes,” indicate in the space below, what percentage of your total value (in the case of clause (1)) or insurance company general account (in the case of clause (2)) is held by Benefit Plan Investors that are subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the IRS Code.

            % Any changes to this percentage that occur or that are reasonably expected to occur (e.g., in connection with pending subscription or redemption requests in the entity or account) must be promptly disclosed in writing to the Company.

☐	(ii) Benefit Plan Investor subject to laws or regulations (other than the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the IRS Code) that could deem the underlying assets of the Company to constitute the assets of the Benefit Plan Investor and subject the Manager to laws or regulations that are similar to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the IRS Code by reason of the direct or indirect investment by the Benefit Plan Investor in the Company. If you check this box, answer question 10(b) below.

☐	(iii) Benefit Plan Investor whose assets are (directly or indirectly) the assets of any plan established or maintained by the US government or by a US or non-US sovereign entity, governmental unit or agency or any similar governmental organization. If you check this box, answer question 10(b) below.

☐	(iv) Benefit Plan Investor whose assets are (directly or indirectly) the assets of any plan established and maintained outside of the US. If you check this box, answer question 10(b) below.

☐	(v) Benefit Plan Investor whose assets are (directly or indirectly) the assets of any plan established or maintained by a church organization.

(b)	If you check (a)(ii), (a)(iii) or (a)(iv):

List below: (1) the jurisdiction(s) in which the Benefit Plan Investor (or, in the case of Benefit Plan Investors that are entities, the underlying plan(s) that is described in (a)(ii), (a)(iii) or (a)(iv)) is organized; and (2) all US federal, state, local and/or non-US jurisdiction(s) that have laws governing such Benefit Plan Investor (or, in the case of Benefit Plan Investors that are entities, the underlying plan(s) that is described in (a)(ii), (a)(iii) or (a)(iv)). You may be required to provide additional information.

*	For purposes of this question 10, a “Benefit Plan Investor” is any (1) “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not it is subject to the provisions of Title I of ERISA (including governmental, church and foreign plans), (2) “plan” as defined in Section 4975(e)(1) of the IRS Code (which includes individual retirement accounts and Keogh plans), or (3) entity, any assets of which are deemed to constitute (directly or indirectly) the assets of one or more plans by reason of the direct or indirect investment by such plans in the entity under Section 3(42) of ERISA and regulations promulgated thereunder or otherwise.

I. Information to be Provided by All Subscribers

11.	To be completed by any Subscriber domiciled or with a registered office within the United Kingdom ONLY:

Please check the applicable box below to certify you are a Professional Investor within the meaning of European Union Directive 2004/39/EC. A Professional Investor is an investor who possesses the experience, knowledge and expertise to make its own investment decisions and properly assess the risks that it incurs.

For Individuals: Please check at least TWO boxes:

☐	(i) The investor has carried out transactions, in significant size[1], on the relevant market at an average frequency of 10 per quarter over the previous four quarters;

☐	(ii) The size of the investor’s financial instrument portfolio, defined as including cash deposits and financial instruments exceeds EUR 500,000; or

☐	(iii) The investor works or has worked in the financial sector for at least one year in a professional position, which requires knowledge of the transactions or services envisaged.

For Entities: Please check the applicable box below:

☐	(i) Entities which are required to be authorized or regulated to operate in the financial markets. The following should be understood as including all authorized entities carrying out the characteristic activities of the entities mentioned: entities authorized by a Member State of the European Union under a Directive of the European Union, entities authorized or regulated by such Member State without reference to such Directive, and entities authorized or regulated by a non-Member State: (A) credit institutions; (B) investment firms; (C) other authorized or regulated financial institutions[2]; (D) insurance companies; (E) collective investment schemes and management companies of such schemes; (F) pension funds and management companies of such funds; (G) commodity and commodity derivatives dealers; (H) locals; or (I) other institutional investors.

☐	(ii) Large undertakings meeting two of the following size requirements on a company basis: (A) balance sheet total: EUR 20,000,000; (B) net turnover: EUR 40,000,000; or (C) own funds: EUR 2,000,000[3].

☐	(iii) National and regional governments, public bodies that manage public debt, Central Banks, international and supranational institutions such as the World Bank, the IMF, the ECB, the EIB and other similar international organizations.

☐	(iv) Other institutional investors whose main activity is to invest in financial instruments, including entities dedicated to the securitization of assets or other financing transactions[4].

[1]	To be significant in size, the transactions must have been reasonably material relative to the overall relevant market. The “relevant market” is a market for the same or similar or related investments.
[2]	“Authorized” means the entity is subject to a licensing, approval or authorization process before carrying on the relevant financial-markets activities. “Regulated” means the entity is subject to mandatory rules of conduct (however general or limited such rules are) and is subject to some form of supervision for compliance with such rules (e.g. whether through ongoing supervision or through disciplinary action for non-compliance).
[3]	“Balance sheet total” is defined in Article 12(3) of the Fourth Company Law Directive (78/660/EEC), and means the aggregate of the amounts shown as assets in the balance sheet (before deducting both current and long-term liabilities).

“Net turnover” is defined in Article 28 of the Fourth Company Law Directive (78/660/EEC). This definition corresponds to the “turnover” line in the accounts of a UK company.

“Own funds” are defined in Articles 56 to 67 of the recast Banking Consolidation Directive (2006/48/EC), and correspond to the term “capital and reserves”.

[4]	An investor’s main activity will be to invest in financial instruments where, throughout the period in which the investor has been carrying out its present function, such investment activity has outweighed its other activities in terms of frequency and/or value of transactions.

I. Information to be Provided by All Subscribers

12.	To be completed by any Subscriber domiciled or with a registered office in Switzerland ONLY: Pursuant to the Swiss Collective Investment Schemes Act of June 23, 2006 (as amended) and Collective Investment Schemes Ordinance of November 22, 2006 Matters (as amended), please check the applicable box under (A) or (B) below:

(A)	“Regulated Qualified Investors”

☐	(i) A bank authorised and supervised by the Swiss Financial Market Supervisory Authority under the Swiss Federal Act on Banks and Savings Banks of 8 November 1934.

☐	(ii) A central bank.

☐	(iii) A securities dealer authorised and supervised by the Swiss Financial Market Supervisory Authority under the Swiss Federal Act on Stock Exchanges and Securities Trading of 24 March 1995 (as amended).

☐	(iv) A fund manager or an asset manager of collective investment schemes authorised and supervised by the Swiss Financial Market Supervisory Authority under the Swiss Federal Act on Collective Investment Schemes of 23 June 2006 (as amended).

☐	(v) An insurance company authorised and supervised by the Swiss Financial Market Supervisory Authority under the Swiss Federal Act on the Supervision of Insurance Companies of 17 December 2004 (as amended).

(B)	“Unregulated Qualified Investors”

☐	(i) A public institution (Canton, municipality, other State-owned institution) managing its treasury on a professional basis.

☐	(ii) A pension fund organised under the Swiss Federal Act on Professional Contingency of 25 June 1982 managing its treasury on a professional basis.

☐	(iii) A commercial or industrial enterprise managing its treasury on a professional basis.

☐	(iv) A high net worth individual who has provided a proof that he/she meets the conditions set out in article 6 of the Swiss Federal Ordinance on Collective Investment Schemes of 22 November 2006 [5].

☐	(v) An investor subscribing in accordance with a written discretionary management agreement made with (i) a regulated financial intermediary (such as a “Regulated Qualified Investor” as described above) or (ii) an independent asset manager (a “Recognised IAM”) that is subject to the Federal Act on the Prevention of Money Laundering and the Financing of Terrorism in the Financial Sector of 10 October 1997 (as amended) and to a professional code of conduct recognized as minimum standard by the Swiss Financial Market Supervisory Authority, and such discretionary management agreement complies with the recognized guidelines of a professional organization.

☐	(vi) An investor subscribing in accordance with a written advisory agreement made with a regulated financial intermediary or with a Recognised IAM, and such advisory agreement provides for remunerated financial advice and contemplates a long term advisory relationship.

☐	None of the above in (A) or (B) . If you check this box, please contact the Company.

[5]	The conditions include a written statement by the high net worth individual, and either a net worth of CHF 5 million in financial assets (which may include net real estate assets of up to CHF 2 million) or a net worth of CHF 500,000 plus a proof of sufficient knowledge to comprehend the risks inherent in financial investments will be required (opting-in regime). The verification of the high net worth individual status must be documented separately

II: Signature Pages (All Subscribers)

SIGNATURES FOR ALL SUBSCRIBERS

By signing below, and intending to be legally bound, you have duly executed this Subscription Agreement and understand and agree to be bound by all of its provisions including, without limitation, Section III and any appendices hereto, or other documentation that you are required to provide herewith, and confirm that all of the representations, warranties and covenants made and information that you or others have provided herein or in connection herewith are true and correct. You agree to notify the Company promptly of any changes in the foregoing information or the accuracy of the foregoing representations and warranties and that you have received. You further agree you have read the Memorandum for this investment.

Revocable Trusts, Grantor Trusts* and IRAs: If the Subscriber is a revocable trust, a grantor trust or an IRA and the grantor and the trustee are the same person, its signature will bind it both in its capacity as trustee and grantor

Benefit Plan Investors: If the signatory is a fiduciary of a Benefit Plan Investor, the signature will bind it in its corporate and fiduciary capacities.

Disregarded Entities: If the Subscriber is treated as a “disregarded entity” for US federal income tax purposes within the meaning of US Treasury Regulation Section 301.7701-2(c) (e.g., a single member limited liability company), and the signatory for the Subscriber and the owner of the Shares for US federal income tax purposes are the same person, its signature will bind it both in its capacity as authorized signatory and owner.

This Subscription Agreement contains a pre-dispute arbitration provision in Section III.

The following paragraph is applicable to a Subscriber (or, in the case of a Subscriber treated as a disregarded entity (within the meaning of US Treasury Regulation Section 301.7701-2(c)), a grantor trust (pursuant to IRS Code Sections 671-679) or otherwise not the owner of Shares for US federal income tax purposes, the following paragraph is applicable to person(s) treated as the owner(s) of Shares for US federal income tax purposes) that does not provide a completed IRS Form W-8: I certify under penalties of perjury that: (1) The TIN shown on this form is my correct TIN (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, (3) I am a U.S. citizen or other U.S. person (as defined below) and (4) the FATCA code(s) provided in this Subscription Agreement (if any) indicating that I am exempt from FATCA reporting is correct.

For US federal tax purposes, you are considered a U.S. person if you are: (1) an individual who is a U.S. citizen or U.S. resident alien; (2) a partnership, corporation, company, or association created or organized in the United States or under the laws of the United States; (3) an estate (other than a foreign estate); or (4) a domestic trust (as defined in US Treasury Regulations Section 301.7701-7).

Signature of Subscriber Authorized Signatory	Date	Signature of Co-Owner (if necessary)	Date
X		X
Name (Print) of Subscriber Authorized Signatory		Name (Print) of Co-Owner (if necessary)
Capacity (Print) of Subscriber Authorized Signatory (if necessary)		Capacity (Print) of Co-Owner (if necessary)

*	For this purpose, “grantor trust” means a “grantor trust” for US federal income tax purposes as defined under Sections 671-679 of the IRS Code, which definition generally includes any trust which, because of certain characteristics, has all of its income, deductions and credits taxed to the grantor rather than to the trust as a separate taxpayer. You should consult your tax advisor as to whether a particular trust is or is not a “grantor trust.”

SIGNATURE PAGE 1 OF 2 – PLEASE TURN TO NEXT PAGE

II: Signature Pages (All Subscribers)

ADDITIONAL SIGNATURE BLOCKS FOR ASSOCIATED PERSONS (IF NECESSARY)

Attach additional Signature Pages as necessary

Signatures required for those Associated Persons (grantors/equity owners/participants) listed in response to question 8. By signing below, the Associated Person (i) hereby certifies that that the information provided in response to question 8 regarding the Associated Person is true and accurate and (ii) agrees to notify the Company promptly of any changes in such information.

Signature of Associated Person	Date	Signature of Associated Person	Date
X		X
Name (Print) of Associated Person Signatory		Name (Print) of Associated Person Signatory
Capacity (Print) of Associated Person Signatory		Capacity (Print) of Associated Person Signatory
AP Designation (AP1, AP2, etc.) in Associated Person Table		AP Designation (AP1, AP2, etc.) in Associated Person Table

SIGNATURE PAGE 2 OF 2

III. Subscription Agreement Terms and Conditions

PART A: FOR ALL SUBSCRIBERS

1. Definitions; Incorporation by Reference.

a. Capitalized terms used but not otherwise defined herein shall have the following meanings:

Accredited Investor. Includes any of the following: (1) a natural person whose net worth (individually or with their spouse) exceeds $1,000,000; (2) an organization described in Section 501(c)(3) of the IRS Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; (3) a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a Sophisticated Person; (4) a broker or dealer registered pursuant to Section 15 of the Exchange Act; (5) an insurance company (as defined in the Securities Act); (6) an Investment Company registered under the Investment Company Act or a “business development company” (as defined in the Investment Company Act); (7) a “private business development company” (as defined in the Investment Advisers Act); (8) a small business investment company licensed by the US Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; (9) a bank or a savings and loan association (each as defined in the Securities Act), whether acting in its individual or fiduciary capacity; (10) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; (11) an Employee Benefit Plan (other than a self-directed plan), whether or not it is subject to the provisions of Title I of ERISA, if it has total assets in excess of $5,000,000, or if the investment decision is made by a plan fiduciary that is a bank, savings and loan association, insurance company, or registered investment adviser; (12) a self-directed benefit plan, with investment decisions made solely by persons that are Accredited Investors; (13) a revocable trust in which all of the grantors are Accredited Investors; (14) an IRA in which the grantor is an Accredited Investor; or (15) an entity (other than a trust) in which all of the equity owners are Accredited Investors. For purposes of clause (1) of this paragraph, “net worth” shall mean a natural person’s assets minus liabilities, provided that for purposes of calculating net worth (i) the person’s primary residence shall not be included as an asset, (ii) indebtedness secured by the primary residence, up to the fair market value of the primary residence as of the date on which a Share is purchased, shall not be included as a liability (except that if the amount of such indebtedness outstanding as of the date on which a Share is purchased exceeds the amount outstanding 60 days before such date, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and (iii) indebtedness that is secured by the person’s primary residence in excess of the fair market value of the primary residence as of the date on which a Share is purchased shall be included as a liability.

Banking Entity. (i) Any insured depository institution; (ii) any company that controls an insured depository institution; (iii) any company that is treated as a bank holding company for purposes of section 8 of the International Banking Act of 1978; and (iv) any affiliate or subsidiary of the foregoing. Banking Entity does not include: (1) a covered fund that is not itself a banking entity under clause (i), (ii), or (iii) of this definition or (2) a portfolio company held under the authority contained in section 4(k)(4)(H) or (I) of the BHC Act or any portfolio concern (as defined under 13 C.F.R. 107.50) that is controlled by a small business investment company (as defined in section 103(3) of the Small Business Investment Act of 1958), so long as the portfolio company or portfolio concern is not itself a banking entity under clause (i), (ii), or (iii) of this definition. Terms used in this definition and not otherwise defined herein have the meanings ascribed to such terms under the Volcker Rule.

Benefit Plan Investor. For purposes of this Subscription Agreement, any (1) Employee Benefit Plan, whether or not it is subject to the provisions of Title I of ERISA (including governmental, church and foreign plans), (2) “plan” as defined in Section 4975(e)(1) of the IRS Code (which includes individual retirement accounts and Keogh plans) or (3) entity, any assets of which are deemed to constitute (directly or indirectly) the assets of one or more Employee Benefit Plans or plans by reason of the direct or indirect investment by such Employee Benefit Plans or plans in the entity under Section 3(42) of ERISA and regulations promulgated thereunder or otherwise.

BHC Investor. For purposes of this Subscription Agreement, any (1) bank holding company (a “BHC”), as defined in Section 2(a) of the U.S. Bank Holding Company Act of 1956, as amended (the “BHCA”), (2) a person subject to Section 4 of the BHCA irrespective of whether such person is a BHC, a non-bank subsidiary (as defined in Section 2(d) of the BHCA) of a BHC or any such other person, or (3) an affiliate (as defined in Section 2(k) of the

BHCA) of a BHC or any such other person that is not a bank or a subsidiary of a bank.

CFTC. United States Commodity Futures Trading Commission.

Commission. United States Securities and Exchange Commission.

Commodity Exchange Act. United States Commodity Exchange Act, as amended, and its rules and regulations.

Company. Goldman Sachs Middle Market Lending Corp., a Delaware corporation. Prior to the Initial Drawdown Date, the Company will be a Delaware limited liability company that, upon conversion on the Initial Drawdown Date, will be deemed for purposes of Delaware law the same entity as Goldman Sachs Middle Market Lending Corp. Any action to be taken, or determination to be made, by the Company that is referenced in this Subscription Agreement may be taken or made by its Board of Directors or its other authorized designees

Disqualified Person. A person who has committed a Disqualifying Event.

Disqualified Person Disclosure. Any information provided to the Subscriber disclosing whether certain persons are Disqualified Persons, including the Company, any affiliated issuer, any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter connected with the Company in any capacity; any investment manager of the Company; any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of Shares; any general partner or managing member of any such investment manager or solicitor; or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor.

Disqualifying Event. Includes any of the following:

(i) a conviction, within the past ten years, of any felony or misdemeanor: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the Commission; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

III. Subscription Agreement Terms and Conditions

(ii) being subject to any order, judgment or decree of any court of competent jurisdiction, entered within the past five years, that, as of the date hereof, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the Commission; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(iii) being subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that: (A) as of the date hereof, bars the person from: (1) association with an entity regulated by such commission, authority, agency, or officer; (2) engaging in the business of securities, insurance or banking; or (3) engaging in savings association or credit union activities; or (B) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the past ten years;

(iv) being subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Exchange Act (15 U.S.C. 78o(b) or 78o-4(c)) or section 203(e) or (f) of the Investment Advisers Act (15 U.S.C. 80b-3(e) or (f)) that, as of the date hereof: (A) suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser; (B) places limitations on the activities, functions or operations of such person; or (C) bars such person from being associated with any entity or from participating in the offering of any penny stock;

(v) being subject to any order of the Commission entered within the past five years that, as of the date hereof, orders the person to cease and desist from committing or causing a violation or future violation of: (A) any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act (15 U.S.C. 77q(a)(1)), section 10(b) of the Exchange Act (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act (15 U.S.C. 78o(c)(1)) and section 206(1) of the Investment Advisers Act (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or (B) section 5 of the Securities Act (15 U.S.C. 77e);

(vi) being suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(vii) having filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within the past five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, as of the date hereof, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(viii) being subject to a United States Postal Service false representation order entered within the past five years, or is, as of the date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

Dollar or $. The dollar currency of the United States of America.

Employee Benefit Plan. As defined in Section 3(3) of ERISA.

ERISA. US Employee Retirement Income Security Act of 1974, as amended, and its rules and regulations.

Exchange Act. US Securities Exchange Act of 1934, as amended, and its rules and regulations.

Financial Advisor. The sub placement agent or investment advisor (other than GS) through which you are subscribing for Shares.

Foreign Banking Entity. For purposes of this Subscription Agreement, a Banking Entity that is not organized or directly or indirectly controlled by a Banking Entity that is organized under U.S. federal or state law.

Foreign Banking Organization. A foreign bank (as defined in section 1(b)(7) of the International Banking Act of 1978), that: (i) operates a branch, agency, or commercial lending company subsidiary in the United States; (ii) controls a bank in the United States; or (iii) controls an Edge corporation acquired after March 5, 1987; and (2) any company of which the foreign bank is a subsidiary. Terms used in this definition and not otherwise defined herein have the meanings ascribed to such terms under the Board of Governors of the Federal Reserve

System’s Regulation K (12 C.F.R. part 211).

FINRA. The Financial Industry Regulatory Authority.

Fund Agreement. The Certificate of Incorporation, Articles of Incorporation and Bylaws (or similar organizational documents); in each case, as such documents may be amended from time to time.

GS or Goldman Sachs. Goldman, Sachs & Co., Goldman Sachs Asset Management, L.P., Goldman Sachs International, their respective present and future affiliates, and their respective partners, officers, directors, employees, associated persons and agents.

Investment Advisers Act. US Investment Advisers Act of 1940, as amended, and its rules and regulations.

Investment Company. As defined in Section 3(a)(1) of the Investment Company Act. Generally, an Investment Company means any issuer (1) that is engaged, holds itself out as engaged, or proposes to engage primarily in the business of investing, reinvesting, or trading in securities; (2) that has been engaged, is engaged, or proposes to engage in the business of issuing face-amount installment certificates, or that has such certificates outstanding; or (3) that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities whose value exceeds 40% of the value of the issuer’s total assets (exclusive of government securities and cash) on an unconsolidated basis.

Investment Company Act. US Investment Company Act of 1940, as amended, and its rules and regulations.

IRS Code. US Internal Revenue Code of 1986, as amended, and its rules and regulations.

Joint Tenants with Rights of Survivorship. A joint tenants with rights of survivorship account has two or more owners who have agreed that if one dies, the survivor(s) automatically gain(s) ownership of the decedent’s interest in the account.

Manager. The Investment Adviser of the Company, including any sub-adviser that is affiliated with GS.

Member. A shareholder in the Company.

Memorandum. The Company’s offering memorandum related to the offer and sale of Shares, including any supplement, addendum or amendment thereto.

III. Subscription Agreement Terms and Conditions

NFA. National Futures Association.

Professional Investor. In accordance with

European Union Directive 2004/39/EC, an investor who possesses the experience, knowledge and expertise to make its own investment decisions and properly assess the risks that it incurs. In order to be considered a professional investor, the investor must fall in one of the following categories:

(i) entities which are required to be authorized or regulated to operate in the financial markets. The following should be understood as including all authorized entities carrying out the characteristic activities of the entities mentioned: entities authorized by a Member State of the European Union under a Directive of the European Union, entities authorized or regulated by such Member State without reference to such Directive, and entities authorized or regulated by a non-Member State: (A) credit institutions; (B) investment firms; (C) other authorized or regulated financial institutions; (D) insurance companies; (E) collective investment schemes and management companies of such schemes; (F) pension funds and management companies of such funds; (G) commodity and commodity derivatives dealers; (H) locals; or (I) other institutional investors;

(ii) large undertakings meeting two of the following size requirements on a company basis: (A) balance sheet total: EUR 20 000 000; (B) net turnover: EUR 40 000 000; or (C) own funds: EUR 2 000 000;

(iii) national and regional governments, public bodies that manage public debt, Central Banks, international and supranational institutions such as the World Bank, the IMF, the ECB, the EIB and other similar international organizations;

(iv) other institutional investors whose main activity is to invest in financial instruments, including entities dedicated to the securitization of assets or other financing transactions;

(v) other investors, including public sector bodies and private individual investors, provided, as a minimum, that two of the following criteria are satisfied: (A) the investor has carried out transactions, in significant size, on the relevant market at an average frequency of 10 per quarter over the previous four quarters; (B) the size of the investor’s financial instrument portfolio, defined as including cash deposits and financial instruments exceeds EUR 500 000; or (C) the investor works or has worked in the financial sector for at least one year in a professional position, which requires knowledge of the transactions or services envisaged.

Securities Act. US Securities Act of 1933, as amended, and its rules and regulations.

Sophisticated Person. A person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

Subscriber. The individual or entity subscribing for Shares pursuant to this Subscription Agreement. “You” or “your” refers to the Subscriber and all information in this Subscription Agreement must be provided with respect to the Subscriber.

Tenants in Common. A tenants in common account has two or more owners. If one owner dies, the decedent’s interest in the account is distributed to his or her estate, not the surviving owners.

UGMA. US Uniform Gifts To Minors Act, as amended, and its rules and regulations

US Person. For purposes of this Subscription Agreement, a “US Person” is any entity that is a “US Person” as defined under Regulation S, which definition is set forth below.

Pursuant to Regulation S, a “US Person” is any (1) natural person resident in the United States; (2) partnership or corporation organized or incorporated under the laws of the United States; (3) estate of which any executor or administrator is a US Person; (4) trust of which any trustee is a US Person; (5) agency or branch of a foreign entity located in the United States; (6) non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a US Person; (7) discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and (8) partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a US Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by Accredited Investors who are not natural persons, estates or trusts, but does not include: (1) any discretionary or similar account (other than an estate or trust) held for the benefit or account of a non-US Person by a dealer or other professional fiduciary organized, incorporated, or, if an individual, resident in the United States; (2) any estate administered or executed by a professional fiduciary that is a US Person if (a) the estate is governed by foreign law and (b) another executor or administrator of the estate who is not a US Person has sole or shared investment discretion for the assets of the estate; (3) any trust managed by a professional fiduciary that is a US Person, if (a) another trustee who is not a US Person has sole or shared investment discretion for the trust’s assets and (b) no beneficiary of the trust (and no settlor, for revocable trusts) is a US Person; (4) an Employee Benefit Plan established and administered in accordance with the law and customary practices of a country other than the United States; (5) any agency or branch of a US Person located outside the United States if (a) the agency or branch operates for valid business reasons and (b) the agency or branch is engaged in the insurance or banking business and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; or (6) the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and any other similar international organizations, and their agencies, affiliates and pension plans.

UTMA. US Uniform Transfers To Minors Act, as amended, and its rules and regulations.

Volcker Rule. Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its rules and regulations.

You. The individual or entity subscribing for Shares pursuant to this Subscription Agreement.

b. This Subscription Agreement consists of all Sections and Appendices included herewith.

2. Capital Commitment. You agree to purchase Shares for an aggregate purchase price equal to the portion of your requested capital commitment to the Company that is accepted by the Company (“Commitment”) under the terms and conditions set forth herein. You agree to purchase Shares (up to the amount of your Undrawn Commitment, as defined below) each time the Company delivers a drawdown notice, which will be delivered in respect of such Commitment at least 5 business days (as defined in Rule 14d-1 of the Exchange Act (“Business Days”) prior to the required funding date (the “Drawdown Date”)). New Shares will be issued on each Drawdown Date in respect of such drawdown.

a. The first date on which the Company accepts capital commitments to purchase Shares, other than from the Initial Member, is referred to as the “Initial Closing Date.”

III. Subscription Agreement Terms and Conditions

The first date on which investors (other than the Initial Member) are required to initially fund their capital commitment to purchase Shares is referred to herein as the “Initial Drawdown Date”.

b. Shares will initially be issued at a price per share of $20. Shares issued following the Initial Drawdown Date will generally be issued at a per share price equal to the then-current net-asset-value “NAV” per share. For purposes of this calculation, the NAV per share may be based on the NAV per share calculated at the end of the most recent calendar month prior to the date of the applicable drawdown notice or issuance date or as otherwise determined by the Board of Directors in accordance with the Company’s valuation policy, subject to the limitations of Section 23 under the Investment Company Act (which generally prohibits the Company from issuing Shares at a price below the then-current NAV, subject to certain exceptions).

c. If you make a Commitment after the Initial Drawdown Date, you agree to bear a pro rata portion of Organizational Expenses (as defined below) at the time of your first investment in the Company.

d. The Company may hold, and expects to hold, a number of closings subsequent to the Initial Closing Date (each date on which a subsequent closing is held, a “Subsequent Closing Date”). The final Subsequent Closing Date will occur no later than 24 months following the Initial Closing Date (the “Final Closing Date”); provided that the Board of Directors may extend the Final Closing Date by up to an additional six month period in its discretion.

e. If your Commitment is accepted on any Subsequent Closing Date, you shall be required to purchase from us, on no less than 5 Business Days’ prior notice, a number of Shares with an aggregate purchase price necessary to ensure that, upon payment of the aggregate purchase price for such Shares, your Net Contributed Capital Percentage (as defined below) shall be equal to the Net Contributed Capital Percentage of each prior investor (other than any Defaulting Stockholders (as defined below) or investors who subscribed on prior Subsequent Closing Dates and have not yet funded the Adjusted Purchase Price) (the “Adjusted Purchase Price”).

Such Shares may be required to be purchased on any date on or following the applicable Subsequent Closing Date and on or prior to the next Drawdown Date (any such date, a “Catch-Up Date”). Any investor increasing its Commitment on any Subsequent Closing Date shall be treated as if it were making a new Commitment to the Company

f. “Net Contributed Capital” means, with respect to an investor, (i) the aggregate amount of funding of capital commitments that has been made by such investor in respect of purchases of Shares less (ii) the aggregate amount of distributions categorized as Returned Capital (as defined in the Memorandum) made by the Company to such stockholder in respect of such stockholder’s Shares. For the avoidance of doubt, Net Contributed Capital shall not take into account distributions of the Company’s investment income (i.e. proceeds received in respect of interest payments, dividends or fees) to the stockholders. “Net Contributed Capital Percentage” means, with respect to an investor, the percentage determined by dividing such investor’s Net Contributed Capital by such investor’s Commitment.

g. Upon payment of the Adjusted Purchase Price on a Catch-Up Date, the number of Shares issuable to you will equal: (x) the Adjusted Purchase Price for such investor, minus the Organizational Expense Allocation, divided by (y) the then-current NAV per share. “Organizational Expense Allocation” means, with respect to an investor, the product obtained by multiplying (i) a fraction, the numerator of which is such investor’s Commitment and the denominator of which is the total Commitments received by the Company to date (including such investor’s Commitment), by (ii) the lesser of (a) a dollar amount equal to $500,000 or (b) the total amount of Organizational Expenses incurred by the Company. “Organizational Expenses” means expenses incurred in respect of legal services pertaining to the Company’s organization and formation and any administration, custody and transfer agent agreements, the performance of any research and consultation services in connection with the initial meeting of Directors, and audit fees relating to the initial registration statement and auditing the initial seed capital statement of assets and liabilities.

h. At each Drawdown Date following any Subsequent Closing Date, all investors, including investors whose Commitments were accepted on such Subsequent Closing Date, shall purchase Shares in accordance with the standard provisions for Drawdown Dates described below.

3. Drawdown Dates. You agree that on each Drawdown Date, you shall purchase a number of Shares equal to the Drawdown Share Amount (as defined below) at an aggregate price equal to the Drawdown Purchase Price (as defined below); provided, however, that in no circumstance will you be required to purchase Shares for an amount in excess of your Undrawn Commitment.

a. “Drawdown Purchase Price” shall mean, for each Drawdown Date with respect to an investor, an amount in U.S. dollars determined by multiplying (i) the aggregate amount of Commitments being drawn down by the Company from all investors on that Drawdown Date by (ii) a fraction, the numerator of which is the Undrawn Commitment of such investor and the denominator of which is the aggregate Undrawn Commitments of all investors that are not Defaulting Stockholders.

b. “Drawdown Share Amount” shall mean, for each Drawdown Date with respect to an investor, a number of Shares determined by dividing (i) the Drawdown Purchase Price for that Drawdown Date with respect to such investor by (ii) the applicable then-current NAV per Share (or, in the case of the Initial Drawdown Date, $20 per Share).

c. “Undrawn Commitment” shall mean, with respect to an investor, the amount of such investor’s Commitment as of any date reduced by the aggregate amount of contributions made by that investor at all previous Drawdown Dates and Catch-Up Dates, and increased by the aggregate amount of Returned Capital received by that investor.

d. You waive any counterclaim to, and any right to any setoff or reduction of, your obligation to make capital calls to the Company based on any claim that you have against any person (without prejudice to your right to assert such claim in a separate action).

e. You shall be deemed to have reaffirmed, as of the date on which you fund any future capital call, each and every representation and warranty made, and all information provided, by you in this Subscription Agreement or that is incorporated by reference.

4. Default. You acknowledge and agree that, if you fail to purchase Shares as part of a capital call or other required payment to the Company, in part or in full, and such failure remains uncured for a period of 10 calendar days, you shall be delinquent in your obligations. Any payments made by you after such 10 calendar day cure period will be applied to purchase Shares at the next available NAV. You further acknowledge and agree that, if you are delinquent upon two occasions at any point during the Investment Period (occasions do not have to be consecutive), you will be a

“Defaulting Stockholder” and will be in default of your obligations to the Company and the following remedies shall be imposed on you: (a) you shall be prohibited from purchasing any additional Shares; and (b) twenty-five percent (25%) of the Shares then held by you shall be automatically

III. Subscription Agreement Terms and Conditions

transferred on the Company’s books, without any further action being required by the Company or you, to all other stockholders (except to any other Defaulting Stockholder), pro rata in accordance with their respective number of Shares held; provided, however, that no Shares shall be transferred to any other stockholder pursuant to this section in the event that such transfer would (x) violate the Securities Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or such transfer, (y) constitute or otherwise result in a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the IRS Code or (z) cause all or any portion of the Company’s assets to constitute “plan assets” under ERISA or Section 4975 of the IRS Code (it being understood that this proviso shall operate only to the extent necessary to avoid the occurrence of the consequences contemplated herein and shall not prevent the stockholder from receiving a partial allocation of its pro rata portion of Shares); provided further, that any Shares that have not been transferred to one or more other stockholders pursuant to the previous proviso shall be allocated among the other participating stockholders pro rata in accordance with their respective number of Shares held. By purchasing Shares, you agree to this transfer provision and acknowledge that it constitutes a reasonable liquidated damage remedy for any default in your obligation of the type described.

5. Subscription. You hereby agree that (a) you are subscribing for the Shares indicated in your Subscription Agreement in the aggregate amount equal to your Commitment, and (b) your subscription in respect thereof shall become effective and final, and you shall become legally bound, only upon the acceptance of such subscription, in whole or in part, by the Company. Unless otherwise communicated to you by Goldman Sachs, including potentially through the Memorandum, your subscription will be deemed accepted by the Company upon the earlier of the following: (a) the execution of a counterpart signature page to this Subscription Agreement by or on behalf of the Company (including by Goldman Sachs) and (b) two business days prior to the time Shares are first issued to you. You acknowledge and agree that if your subscription to purchase such Shares is accepted in whole or in part, (a) you will, with no further action on your part, become a Member, (b) you agree with the Manager, with the other Members of the Company and with other subscribers admitted to the Company either at or after the date of your admission that, with effect from such admission, you and such persons will be bound by and will comply with the provisions, terms and obligations of an investment in the Company as described in the Memorandum and the Fund Agreement with the same effect as if you were a signatory to those documents, and (c) you will be irrevocably and unconditionally obligated to purchase Shares, at the times and as contemplated by the Fund Agreement and the Memorandum, in a total amount equal to the amount of the accepted portion of the “Total Commitment” listed in this Subscription Agreement.

6. Legal Capacity; Updating Information About You. You acknowledge, represent and warrant to, and agree with the Company and GS as follows. You are duly formed, validly existing and in good standing under the laws of your jurisdiction of organization. You have the capacity to purchase Shares pursuant to your organizational documents. You have satisfied any additional or different suitability standards imposed by your state of residence or imposed by any other applicable laws, and you have complied with and will comply with all laws relating to your acquisition and ownership of Shares. You have all powers, have taken all required action, and are duly authorized (a) to execute, deliver and perform this Subscription Agreement, the Fund Agreement and any other agreement that you are entering into in connection with your subscription for Shares and (b) to purchase and hold any Shares. Such documents have been duly executed and delivered by you or GS as attorney-in-fact for you and constitute your legal, valid and binding obligation enforceable against you in accordance with their terms. At the request of GS, you agree to provide written evidence, reasonably satisfactory to GS, of all such powers, actions and authorizations (including copies of your organizational and governing documents). If such documents are not in English, you may be required, before or after your subscription, to provide English language translations of such documents. You represent that any such translation is an accurate translation. You represent and warrant that your organizational and governing documents provided to GS are complete and accurate as of the date of your admission to the Company and no provision in such documents would prohibit any action contemplated by, or otherwise conflict with, the Memorandum or Fund Agreement. You agree to provide any information that the Company may reasonably request in order to verify that you satisfy the requirements of an investor in the Company and the accuracy of the information provided by you in this Subscription Agreement,. You agree to provide any information, certifications and representations that the Company may reasonably request or require in order to comply with applicable United States or non-United States laws, including tax laws, or to reduce any United States or non- United States tax that may be imposed on the Company or any investor in the Company. In addition, you agree to update such information, certifications and representations if and when any such information, certifications and representations are no longer true or correct and to provide any additional true and correct information, certifications and representations required pursuant to any change in law, or the application or interpretation thereof. If you do not provide (or appropriately update) any such true and correct information, certifications and representations with respect to the Company or the Shares in which you own, the Company may redeem your entire Shares in accordance with the Memorandum. The individual signing this Subscription Agreement represents that he or she has full power and authority to execute and deliver this Subscription Agreement in such capacity and on your behalf and you represent that they possess the requisite power and authority to sign on your behalf. You agree to promptly notify the Company if there is any change with respect to any of your information, representations or warranties contained herein, including without limitation any information, representation or warranty incorporated by reference, and to provide such further information as the Company may reasonably request. You hereby agree that, in the event you are provided with written confirmation of the acceptance of your subscription and such confirmation contains any incorrect information regarding you or your subscription, you will promptly notify GS. You hereby represent, warrant and agree you are subscribing for Shares solely for your own account, risk and beneficial and economic interest, as an investor, and not as an agent, trustee, nominee, investment manager or representative or in a similar agency capacity (a “Nominee”) for or on behalf of any other individual or entity person. You understand that the Company will not accept any Subscription Agreement submitted by you in a Nominee capacity, will not recognize any principal (disclosed or undisclosed) other than you and will hold you responsible for all representations, warranties, covenants and other obligations in this Subscription Agreement.

7. Company’s Sole Discretion to Accept Subscription. You understand and agree that the Company reserves the right, in its absolute discretion, to reject this subscription in whole or in part, in any order (relative to other subscribers), at any time prior to the Admission Date (as defined below) notwithstanding prior receipt by you of notice of acceptance of your subscription. This subscription is subject to

III. Subscription Agreement Terms and Conditions

allotment before or after acceptance. Admission Date is the date the Company has accepted your subscription for a Share.

8. Representations, Warranties and Covenants. You acknowledge, represent and warrant to, and agree with the Company and GS as follows:

a. Acknowledgement of Offering Information. You have read and fully understand the Memorandum, the Fund Agreement, this Subscription Agreement and the Disqualified Person Disclosure, including without limitation the default provisions of the Memorandum and this Subscription Agreement. You have received adequate information concerning all matters which you consider material to a decision to purchase the Shares. You have been given the opportunity to ask questions of, and receive answers from, GS and the Company, concerning the terms and conditions of the offering and other matters pertaining to your investment in the Shares, and you have been given the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in the Memorandum. You understand that you may be subject to additional or different fees than those described in the Memorandum. You have not been furnished with any offering literature or prospectus except the Memorandum or except as mentioned in this paragraph, and you have only received the Memorandum from a person with whom you have a substantive pre-existing relationship (i.e., this person is aware of your financial experience and sophistication, and your ability to evaluate the merits and risks of the proposed investment in the Company). You understand that this Subscription Agreement does not constitute an offer by the Company or GS to sell a Share to you. No representations or agreements other than those set forth in the Memorandum have been made to you in respect thereto. You represent and warrant that you are capable of evaluating investment risks independently, including with regard to transactions and investment strategies involving the Shares, and have exercised independent judgment (and have relied solely upon the Memorandum, the advice of your tax, legal or other advisers and independent investigations made by you) in purchasing the Shares. You are not relying on GS, the Manager, the Company, any placement agent or the references to any legal opinion in the Memorandum with respect to individual, partnership or corporate tax and other economic considerations involved in this investment. You understand that counsel to the Company may also serve as counsel to GS and its affiliates. You understand that in connection with the offering of Shares and subsequent advice to the Company (including transactions or litigation involving the Company), counsel to the Company will not be representing investors in the Company, including you, and no independent counsel has been retained by the Company to represent the investors in the Company.

b. No Registration under Securities Laws. You understand and acknowledge that the Shares have not been registered and may not be registered under the Securities Act, securities laws of any state or territory of the United States, or applicable laws of any non-US jurisdiction and that this subscription, the Shares offered, and the offering have not been approved, disapproved or passed on by any US federal or state regulatory agency or commission, securities or commodities exchange or non-US regulatory agency or other self-regulatory organization. This subscription is being made privately by the Company pursuant to the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D or Regulation S thereunder (as applicable). You understand that the Company will not register as an Investment Company under the Investment Company Act.

c. Restrictions on Holding of Shares. The Shares subscribed for will be acquired by you solely for your account as principal, solely for investment, and are not being purchased for subdivision, resale or distribution, or for the direct or indirect account or benefit of any other person or entity. You have no existing or contemplated agreement or arrangement with any person to sell, exchange, transfer, assign, pledge, hypothecate or otherwise dispose of the Shares. You will not sell, exchange, transfer, assign, pledge, hypothecate or otherwise dispose of the Shares or any portion thereof without (1) compliance with the Memorandum, (2) registration under the Securities Act and applicable state laws (or an exemption therefrom supported by an opinion of counsel satisfactory to the Company to the effect that registration is not required), and (3) the prior written consent of the Company. You understand that you must solely bear the economic risk of any of your investments in the Company for an indefinite period of time because the Shares have not been registered under the Securities Act or any other applicable securities laws. You understand that the Company has no obligation to, and does not intend to, register the Shares on your behalf or to assist you in complying with any exemption from registration under the Securities Act or under any other applicable securities laws.

d. Financial Sophistication; Ability to Bear Risk. You have such knowledge and experience in financial and investment matters, and in illiquid investments in particular, and in other business matters that you are capable of evaluating the merits and risks of an investment in the Shares without the assistance of a Purchaser Representative (as such term is defined in the Securities Act). Your financial condition is such that you have no need for liquidity with respect to your investment in the Shares and no need to dispose of the Shares to satisfy any existing or contemplated undertaking or indebtedness. Your overall commitment to investments that are not readily marketable is proportionate to your net worth and will not become excessive as a result of an investment in the Company. You have numerous investment opportunities available to you, you are not required or obligated in any way to make an investment in the Shares, and you have chosen to invest in the Shares over or in addition to such other investment opportunities. You can bear a complete loss of your investment in the Company, and such a loss would not materially adversely affect your capital needs.

e. Nature of Shares. You acknowledge, understand and agree that: (1) the Shares are speculative investments which involve a high degree of risk of loss; (2) no government agency has passed upon the adequacy or accuracy of the information in the Memorandum or made any determination as to the fairness of the investment, or any recommendation or endorsement of the investment; (3) you are not dependent upon a current cash return with respect to your investment in the Company; (4) transfer of the Shares is subject to substantial restrictions; (5) you may not enter into any hedging arrangement with respect to the Shares or a swap, structured note or other derivative instrument, the return from which is based in whole or in part on the return of the Company, with any third party, in each case without the Company’s prior written consent and without compliance with all applicable law, including the Securities Act; (6) no person acting on the Company’s behalf offered to sell you the Shares by means of any form of general solicitation or advertising, such as media advertising or public seminars; (7) the Company will have significant transaction and other costs, regardless of whether it realizes profits; (8) the amount of your subscription will be contributed to the Company; (9) there are risks and potential conflicts of interest involved in the structure and operation of the Company as described in the Memorandum; and (10) past results of the Company or its investment manager are not indicative of future results or profits, and no representations to the contrary have been made.

III. Subscription Agreement Terms and Conditions

f. Transactions with GS.

(i) You understand and agree that the Manager, to the fullest extent permitted by applicable law, may allow the Company and, if applicable, any investment funds or vehicles in which the Company invests, to enter into, consent to and perform transactions in which affiliates of the Manager, including GS, act as principal or agent. Such transactions may include, but are not limited to, (1) any cross transaction in which the Manager causes the Company or any investment fund or vehicle in which the Company invests to buy a security from, or sell a security to another client of the Manager or its affiliates and any agency cross transaction in which GS acts as a broker for both the Company or such underlying fund or vehicle and a brokerage account on the other side of the transaction in connection with the purchase or sale of securities and in which GS may receive compensation, commissions, or other payments from either or both parties and, with respect to cross transactions and agency cross transactions, GS may have a potentially conflicting division of loyalties and responsibilities among such parties; (2) any principal transaction in which the Company or any investment fund or vehicle in which the Company invests purchases property (including, without limitation, securities) from or sells property (including, without limitation, securities) to GS; (3) any principal transaction in which GS acts as counterparty with or to the Company or any investment fund or vehicle in which the Company invests in respect of currency, hedging or derivative financial instruments (including but not limited to swaps and forwards of all types); or (4) any sale of securities for the account of the Company or any investment fund or vehicle in which the Company invests by GS, including where such securities are bunched or aggregated with orders for other accounts of GS and such aggregation prevents achievement of the same price or execution on the entire lot, which may be disadvantageous to the Company or such underlying fund or vehicle. You understand that the foregoing authorization and consent to principal transactions, cross transactions and agency cross transactions may be revoked by you in the manner set forth in the Fund Agreement or Memorandum, or in such other manner as the Company or the Manager notifies you from time to time.

(ii) To the extent permitted by applicable law, in respect of matters described in the next sentence in which the Company may engage and which may require approval on behalf of the Company or with respect to which the Manager determines to seek approval, you hereby authorize the Company and/or the Manager without limitation, to consider and approve or disapprove such transactions and other matters on behalf of the Company and its investors. Such transactions or other matters may include the following, but in any event only with respect to any particular transaction or other matter that the Manager determines in its sole discretion to consider: (a) any transaction in which the Company proposes to purchase or sell securities and which, as a result of participation (directly or indirectly) by GS in respect of such transaction, requires consent under the Investment Advisers Act, (b) any fee paid to GS in respect of a transaction in which the Company proposes to be an investor and which, as a result of the participation by GS, requires consent under the Investment Advisers Act, (c) any other transaction or matter for which prior consent or other consent may be required under the Investment Advisers Act, and (d) any other transaction or matter which the Manager determines to consider itself which may include, without limitation, transactions involving possible conflicts of interest.

(iii) You acknowledge and agree that the Manager of the Company treats the Company as its client for all purposes permitted under the Investment Advisers Act, the Commodity Exchange Act, as amended, and other applicable laws and regulations to the extent permitted thereunder. This means that required disclosures by the investment manager (e.g., those in its Form ADV) are made to the Company, not to the Members, and that any necessary consents (e.g., to transactions in which the investment manager’s affiliates act as principal or as a broker) may be given by the Manager on behalf of the Company and its Members.

(iv) You acknowledge that you have read and understand the “Potential Conflicts of Interest” disclosure and the “Related Party Transactions and Certain Relationships” disclosure set forth in the Memorandum.

g. Restrictions on Transfers

(i) If you are treated for US federal income tax purposes as a grantor trust under Sections 671-679 of the IRS Code or a “disregarded entity” within the meaning of US Treasury Regulation Section 301.7701-2(c), you acknowledge and agree that the person treated for US federal income tax purposes as the owner of your Shares is subject to the transfer restrictions with respect to any indirect transfer of your Shares, as set forth in this Subscription Agreement and in the Fund

Agreement, as if he, she or it had owned your Shares directly. For these purposes, without limitation, (A) a transfer by the person treated for US federal income tax purposes as the owner of your Shares, and (B) a change in the federal tax status of the grantor trust or disregarded entity, which is treated as a transfer for US federal income tax purposes of the assets of a grantor trust or the disregarded entity, are transfers of a Shares that are subject to the restrictions on transfers of Shares and are prohibited, except as set forth in this Subscription Agreement and in the Fund Agreement.

(ii) If you are not treated for US federal income tax purposes as a grantor trust under Sections 671-679 of the IRS Code or a “disregarded entity” within the meaning of US Treasury Regulation Section 301.7701-2(c), you agree and acknowledge that any conversion of your tax status to such a grantor trust or disregarded entity and any subsequent indirect transfers of your Shares will be subject to the terms of clause (i) of this subparagraph g.

h. Tax Forms and Tax Reporting. You hereby certify that the IRS Form W-9 (or substitute Form W-9) or applicable IRS Form W-8 provided to GS with this Subscription Agreement, or previously provided to GS, is true and correct as of the date hereof, and you hereby (A) agree to provide an updated IRS Form W-9 or Form W-8, as applicable, upon any such form previously provided by you no longer being true and correct or upon the expiration of any such form previously provided, and (B) authorize and direct GS to deliver such form to the Company

i. Absence of Changes; Additional Information; Authorization to Make Changes to the Form of Subscription Agreement and Other Documents. You represent and warrant that you have not altered or modified the form of this Subscription Agreement that was provided to you, except to insert information where indicated by this Subscription Agreement or except as agreed to by the Company. You hereby acknowledge that, on the date hereof, you have reviewed (1) if applicable, all of the information submitted to the Company by your beneficial owners or equity owners or on behalf of your beneficial owners or equity owners, and (2) all other information provided by you to Company in connection with your purchase of the Shares hereunder; and you agree that such information is incorporated herein by reference, and that such information is true and correct.

You agree that GS and the Company’s other service providers may, and you hereby authorize GS and the Company’s

III. Subscription Agreement Terms and Conditions

other service providers to, complete, change or correct on your behalf all documents (including this Subscription Agreement) executed by you in connection with your subscription to the Company, including, without limitation, filling in, changing or amending amounts, dates, or other pertinent information or changing or providing answers to the questions contained in this Subscription Agreement or related documents, in each case, based upon written or verbal instructions from you, and you hereby agree that you will be bound by the terms of any such document as so modified.

You understand that the Company, GS and their service providers and affiliates will rely on the information provided by you in connection with your purchase of the Shares, including all updates to and changes in such information as may be provided by you hereafter.

j. CFTC/NFA Status. You represent that you are not required to be registered with the CFTC or to be a member of the NFA pursuant to the Commodity Exchange Act and the rules of the CFTC and you have complied with all conditions of any applicable exclusion or exemption, or, that if you are so required, that you are duly registered with the CFTC and are a member in good standing of the NFA. In addition, you represent that any information and/or documentation that you have provided to GS in addition to this Subscription Agreement regarding your CFTC and NFA status remains true and correct.

k. For Bank Holding Companies. If you are a BHC Investor, you acknowledge, represent and warrant that you shall monitor your Shares (together with the Shares of any of your affiliates or other persons whose Shares are required to be aggregated with your Shares for purposes of determining “control” for purposes of the BHCA, including without limitation any vehicle “controlled” by you (for BHCA purposes) that invests in the Company) so that such Shares(s) do not exceed any applicable ownership thresholds that would cause the Company, GS, you or any of your affiliates to be in violation of the BHCA. You hereby acknowledge that the Manager may, but is under no obligation to, take such actions as are necessary to ensure that the applicable threshold of equity ownership is not exceeded. You further acknowledge that as a result of your status as a BHC Investor, you may be further limited in exercising certain rights, such as voting rights, attached to your Shares.

l. For Banking Entities subject to the Volcker Rule. If you are a Banking Entity, you acknowledge, represent and warrant that you are acquiring your Shares in reliance on an available exclusion or exemption under the Volcker Rule and you have complied with all conditions of such exclusion or exemption.

9. Shares Not Transferable. You agree that you may not transfer or assign the Shares, except in accordance with this Subscription Agreement and the Memorandum and any purported transfer or assignment in violation of this Subscription Agreement or the Memorandum shall be null and void.

10. Durable Power of Attorney. You irrevocably constitute and appoint the Company with full power of substitution, the true and lawful attorney-in-fact for you and in your name, place and stead to act as follows:

a. To execute effective as of your Admission Date, the Fund Agreement (including counterparts thereof) in your name and on your behalf.

b. To make, execute, sign, acknowledge, swear to, deliver, record and file any and all filings required to be made by you under the Exchange Act with respect to any of the Shares which may be deemed to be beneficially owned by you under the Exchange Act, and the following documents, or any documents or instruments that may be considered necessary or desirable to the Company to carry out fully the provisions of the following documents: (1) the Fund Agreement; (2) any amendments to the Fund Agreement, adopted or approved in accordance with the terms of the same; (3) any certificate of incorporation or other document required to be filed with the appropriate authorities in any jurisdiction; (4) any agreements with the makers of any loan to you, including any loans which may be secured by your Shares; (5) if applicable, any agreements or other instruments in connection with the transfer or redemption of your Shares upon your default of any obligation under this Subscription Agreement or the Memorandum; (6) to make any filings with agencies of the federal government, of any state or local government, or of any other jurisdiction, or execute any additional documentation, which the Company considers necessary or desirable to carry out the purposes of the Fund Agreement and the business of the Company or to effect the intent of the terms and conditions of this Subscription Agreement; and (7) any and all instruments, certificates and other documents that may be deemed necessary to effect the winding-up and termination of the Company;

c. (1) To execute, deliver, and file any certificate, document, agreement or other instrument necessary to obtain benefits to which you are otherwise entitled under an applicable tax treaty or the tax laws of any jurisdiction, (2) in connection with the preceding clause (1), to furnish to the relevant tax authorities the information set forth in this Subscription Agreement relating to your tax residence, address, taxpayer identification number and any other information required by such tax authorities, and (3) in connection with the preceding clause (1), to receive information from the relevant tax authorities regarding any delinquencies with respect to any of your tax liabilities; and

d. To adjust the number of Shares held by you, by increasing or decreasing your Shares as appropriate and by executing any necessary documents in connection therewith, if an incorrect number of Shares is issued to you.

The power of attorney hereby granted shall be deemed to be coupled with an interest, shall be irrevocable, and shall survive bankruptcy, insolvency, dissolution or termination or any transfer or assignment of all or any portion of your interest in the Company.

11. Indemnification. In the event that

GS, the Manager, the Company, or any of their respective partners, officers, directors, shareholders, agents, representatives, and affiliates, or any heirs, legal representatives, successors, and assigns of the foregoing (each an “Indemnified Party” and collectively the “Indemnified Parties”) become involved in any capacity in any action, proceeding or investigation (including relating to taxes) brought by or against any person (including you) arising out of or based upon any alleged false representation, breach of warranty, or breach or failure by you to comply with any covenant or agreement made by you herein (including, without limitation, your irrevocable agreement to fund your subscription amount in full by the settlement due date) or in any other document furnished by you to any Indemnified Party in connection with this transaction, you will reimburse on demand the Indemnified Parties for their legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith regardless of the outcome. You will also indemnify the Indemnified Parties against any losses, claims, damages or liabilities to which any of them may become subject in connection with any such matter or in connection with your failure to provide true and correct information or to otherwise comply with the provisions of paragraph 6 above. If for any reason the foregoing indemnification is unavailable to any Indemnified Party, or is insufficient to hold it harmless, then you will contribute to the

III. Subscription Agreement Terms and Conditions

amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by you on the one hand and the Indemnified Party on the other but also the relative fault of you and the Indemnified Party upon the finding of a court of competent jurisdiction. Your reimbursement, indemnity and contribution obligations under this paragraph and paragraph 12 will be in addition to any liability that you may otherwise have, will extend upon the same terms and conditions to the partners, employees, officers and controlling persons of the Indemnified Parties, will be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnified Parties and any such persons, and will survive any transfer, redemption or withdrawal of your Shares and any dissolution or termination of the Company.

12. Indemnity as to Taxes and Tax Withholding. You are required to, and your obligations under the foregoing paragraph 11 specifically include an obligation to, indemnify and hold harmless the Indemnified Parties from and against any tax, interest, additions to tax, penalties, and reasonable attorneys’ and accountants’ fees and disbursements, together with interest on the foregoing amounts at the rate prescribed by the Memorandum for such amounts (unless no rate is prescribed, in which case the rate will be equal to 5% over the London Inter-Bank Offered Rate on three-month Dollar deposits), computed from the date of payment by the Manager or the Company through the date of reimbursement to the Manager, or the Company arising from the Manager’s or the Company’s failure to withhold and pay over to the US Internal Revenue Service (or any other governmental or regulatory authority in any jurisdiction) any amounts computed, as required by law, with respect to the income or gains allocated to you, amounts distributed to you, or amounts rebated by the Manager or the Company to you (each with respect to your Shares during the period from your acquisition of your Shares until your transfer or redemption of such Shares); provided that no Indemnified Party will be entitled to indemnification in respect of penalties, interest on penalties and professional fees and disbursements incurred as a result of the gross negligence, willful malfeasance, bad faith or criminal wrongdoing of such Indemnified Party. Your obligation hereunder will survive any transfer, redemption or withdrawal of your Shares and any dissolution or termination of the Company. In addition to any other remedies the persons and entities indemnified hereunder may have, any amount payable by you hereby may be offset against amounts payable by the Company to you.

13. Anti-Money Laundering; Disclosure of Information. In connection with the Company’s and GS’s efforts to comply with applicable laws concerning money laundering and related activities, you represent, warrant and agree that to the best of your knowledge based upon reasonable diligence and investigation:

a. You are not and under the term of this relationship you will not become (nor is any person or entity controlled by, controlling or under common control with you, or any of your beneficial owners nor will any such person or entity become) any of the following:

(i) A senior foreign political figure, which means a current or former senior official in the executive, legislative, administrative, military, or judicial branches of a foreign government (whether or not elected), a senior official of a foreign political party, or a senior executive of a foreign government-owned commercial enterprise, or immediate family member (i.e., a spouse, parent, sibling, child, or a spouse’s parent or sibling) or close associate (i.e., a person who is publicly known to maintain, or who actually maintains, a close personal or professional relationship with such individual) of any such senior foreign political figure, unless you have fully disclosed such status to GS and GS has consented to your investment in GS investment funds. For purposes of this paragraph 13, “foreign” shall mean non-US.

(ii) A person or entity listed in the Annex to Executive Order 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), which is posted on the website of the US Department of Treasury (http://www.treas.gov).

(iii) Named on the List of Specially Designated Nationals and Blocked Persons maintained by the US Office of Foreign Assets Control (OFAC), which is posted on the website of the US Department of Treasury (http://www.treas.gov) under “OFAC/SDN List.”

(iv) A person or entity resident in, or whose subscription funds are transferred from or through an account in, a foreign country or territory that has been publicly identified within the previous 12 months as: (a) non-cooperative with anti-money laundering principles or procedures, (b) having substantial risks of money laundering and terrorist financing, or (c) having strategic anti-money laundering (“AML”) and/or countering the financing of terrorism (“CFT”) deficiencies; by an intergovernmental group of which the United States is a member, and with which designation the US representative concurs, such as the Financial Action Task Force (“FATF”). A jurisdiction could be publicly identified in (1) the FATF’s public statement on jurisdictions with strategic AML/CFT deficiencies (Public Statement) or (2) the FATF public document titled “Improving Global AML/CFT Compliance: On-going Process.” The FATF’s Public Statement and Improving Global AML/CFT Compliance: On-going Process is available at: http://www.fatf-gafi.org/topics/high-riskandnon-cooperativejurisdictions/.

(v) A person or entity resident in, or in the case of an entity organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the US Treasury under Sections 311 or 312 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and the regulations promulgated thereunder (the “USA PATRIOT Act”) as warranting special measures due to money laundering concerns. For updates, see the website of the US Department of Treasury (http://www.treas.gov).

(vi) A foreign shell bank, which is a foreign bank that does not have a physical presence in any country. The term “foreign shell bank” does not include any bank that (A) is an affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence in the United States or a foreign country, and (B) is subject to supervision by a banking authority in the country regulating the affiliated depository institution, credit union, or foreign bank described in (A) above.

b. No consideration that you have contributed or will contribute to the Company:

(i) Shall originate from, nor will they be routed through, a foreign shell bank or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

(ii) Has been or shall be derived from, or related to, any activity that is deemed criminal under US or other applicable law.

(iii) Shall cause the Company or GS to be in violation of the US Bank Secrecy Act, the US Money Laundering Control Act of 1986 or the US International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001.

III. Subscription Agreement Terms and Conditions

c. You understand and agree that if at any time it is discovered that any of the representations in this paragraph 13 are incorrect, or if otherwise required by applicable law related to money laundering and similar activities, the Company may, in its sole discretion undertake appropriate actions to ensure compliance with applicable law, including but not limited to freezing, segregating or redeeming your Shares.

d. You further understand that the Company, GS or their service providers and affiliates may release confidential information about you and, if applicable, any underlying beneficial ownership, to proper authorities, regulators or self-regulatory organizations if requested thereby, and that Company, GS and/or their service providers may, in its sole discretion, elect to provide such information to such authorities, regulators or self-regulatory organization if it determines that it is in the best interests of the Company, GS and/or their respective affiliates to provide such information, including in light of applicable law concerning money laundering and similar activities.

e. You agree to provide to the Company and GS any additional information that the Company and/or GS deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. You shall promptly notify the Company and GS if any of the representations in this paragraph 13 cease to be true and accurate.

14. Confidentiality; Disclosure of Certain Information. You agree that, without the prior written consent of the Manager (which consent may be withheld at the sole discretion of the Manager), (a) you shall keep confidential and shall not copy, reproduce, sell, assign, license, market, distribute, make available, or otherwise disclose, directly or indirectly, any information relating to the Company to any person who is not involved with your investment in the Company and either (i) one of your employees, officers or directors, or an employee, officer or director of a person who controls, is controlled by or is under common control with you, (ii) an attorney, consultant or accountant engaged by you, or (iii) a person agreed to in writing by you and the Manager, and (b) you shall not use any information relating to the Company for any purpose (other than the evaluation of the Shares and the Company, the preparation of your tax returns and the evaluation of the performance of your investment in the Company), including to effect or replicate any transactions described in any report or information relating to the Company received by you. You also agree that you will not obtain, or attempt to obtain (lawfully or unlawfully) the identity of any other Member or any information regarding any other Member, whether or not such information is available generally to persons who are Members, or to contact any other Members regarding the Company.

You further agree that (a) you shall ensure that any such recipient is made aware of, and adheres to, the terms of this paragraph 14, (b) you shall be responsible for any disclosure of any such information by any such person in contravention of the terms of this paragraph 14, unless you obtain the prior written consent of the Company or the Manager or such disclosure is permitted as described below, (c) you are at all times subject to your obligation to act, and to cause persons to whom you may disclose information pursuant to this paragraph 14 to act, in accordance with applicable laws and regulations relating to the receipt or use of such information including, without limitation, those governing insider dealing or trading, market abuse and market manipulation, and (d) the Manager may, in its sole discretion, refuse your request to furnish any correspondence, documents or other information relating to the Company to any person not described in (i), (ii) or (iii) above.

The terms of this paragraph 14 shall apply indefinitely to information related to the Company unless disclosure is required by applicable law or regulation (including pursuant to a subpoena or other legal process) or ordered by a court of competent jurisdiction, or such information has become publicly available other than as a result of any breach of this Subscription Agreement by you or any person to whom you have disclosed such information.

You hereby represent and warrant that, except as disclosed to the Manager and the Company in writing, you are not subject to any law, governmental rule, regulation or legal process in any jurisdiction (including, without limitation, lawsuits, subpoenas administrative proceedings or the US Freedom of Information Act, or any comparable laws or regulations of any US or non-US jurisdiction) requiring you to disclose (on receipt of a request to do so or otherwise) any information relating to the Company or your investment in the Company (collectively, “Disclosure Laws”).

Upon your receipt of requests, pursuant to a Disclosure Law, if applicable, or if you are otherwise compelled by law or legal process, to make public disclosure of information relating to the Company, you shall (i) immediately send written notice to the Company (copied to the Manager) of the request, so that the Company and/or the Manager may consult with you as to the exact disclosure obligation to which you are subject, and take any action legally available to the Company or the Manager under the laws and regulations of the relevant jurisdiction and (ii) furnish only that portion of the requested information that is legally required and use your best efforts to obtain assurance that confidential treatment is accorded to that information. In addition, upon receipt by the Company of written notice from you of a public disclosure request, the Company may, in its sole discretion, cause the sale, transfer, repurchase or redemption of your Shares if the Company determines, in its sole discretion, that the disclosure of this information could adversely affect the Company, the Company’s investors or the Manager. The right of the Company to cause the sale, transfer, repurchase or redemption of your Shares as set forth in the preceding sentence shall be in addition to, and shall not prejudice, any right of the Company and/or the Manager set forth in this Subscription Agreement, the Fund Agreement or the Memorandum to compulsorily sell, transfer, repurchase or redeem your Shares.

You further agree that the Manager may, in its sole discretion, keep confidential and not disclose to you or any other person any information relating to the Company (including, but not limited to, information that you or any other person would be required to disclose pursuant to applicable Disclosure Laws were you or such person to receive such information) if the Manager determines in its sole discretion that the disclosure of such information is not in the best interest of the Company or could damage the Company or its business, or if the Company is required by law or by agreement with a third party to keep such information confidential.

For purposes of this paragraph 14 and paragraph 15 below, “information relating to the Company” shall be construed broadly and shall include, without limitation, any information furnished to, or otherwise obtained from the Manager or your Financial Advisor by, you in respect of the Shares for which you are subscribing pursuant to this Subscription Agreement, including, without limitation, information regarding any other Member (including their identity), information regarding existing, past, or prospective direct or indirect investments made by or other investment positions and trading activities and strategies of and/or transactions effected directly or indirectly for the Company, the Company’s financial reports and correspondence with its Members, and the terms of this Subscription Agreement, the Memorandum or any other agreement entered into between you or your affiliates and the Company, the Manager, your

Financial Advisor, any other distributor or placement agent or their respective affiliates.

III. Subscription Agreement Terms and Conditions

You acknowledge and agree that: (i) the Company and the Manager would suffer irreparable injury if you were to violate any provision of this paragraph 14 and monetary damages would not be a sufficient remedy for any such violation and (ii) that in the event that you breach or threaten to breach any provision of this paragraph 14, in addition to any other remedies available to the Company in respect of any such breach, the Company and/or the Manager shall be entitled to obtain an immediate permanent injunction against such breach and other equitable relief to enforce any and all of the provisions of this paragraph 14 and that you will not oppose the granting of such relief. The remedies afforded to the Company and the Manager by this paragraph 14 shall be in addition to any and all other remedies available to the Company and the Manager resulting from your violation, breach or threatened breach of this Subscription Agreement.

Notwithstanding anything to the contrary in this Subscription Agreement or the Memorandum, except as reasonably necessary to comply with applicable securities laws, you (and your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the offering and ownership of the Shares (including the tax treatment and tax structure of any Company transactions) and all materials of any kind (including opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure. For this purpose, “tax structure” means any facts relevant to the US federal or state income tax treatment of (a) the offering and ownership of the Shares and (b) any transactions by the Company, and does not include information relating to the identity of the Company or its affiliates. Nothing in this paragraph shall be deemed to require the Manager to disclose to you any information that the Manager is permitted or is required to keep confidential in accordance with this Subscription Agreement, the Memorandum or otherwise.

You acknowledge that the Company, the Manager or its affiliates and/or service providers to or agents of the Company or the Manager may from time to time be required or may, in their sole discretion, determine that it is advisable to disclose certain information about the Company and its Members including, but not limited to, investments held by the Company or the names and levels of beneficial ownership of Members, to (i) regulatory authorities of certain jurisdictions, which have or assert jurisdiction over the disclosing party or in which the Company directly or indirectly invests, or (ii) any counterparty of or service provider to the Manager or the Company, and you hereby consent to such disclosure.

15. Reports; Information.

a. You acknowledge and agree that:

(i) The Company and/or the Manager may provide you and other Members with information relating to the Company in addition to information that is required to be delivered by the Memorandum or applicable law (“Additional Information”);

(ii) Additional Information is provided by the Company and/or the Manager in its sole discretion, and the Company and/or the Manager may cease to provide such information relating to the Company at any time without prior notice;

(iii) Although the Company and/or the Manager shall act in good faith in preparing Additional Information (which preparation will be limited as described herein), any Additional Information that is provided to you (a) may be based on estimated data (including, if applicable, estimated data provided by any underlying funds in which the Company invests) that will not reflect reconciliation with records of the Company’s (or any underlying fund’s) custodian and/or administrator, as applicable, and (b) may not reflect the accrual of certain expenses and liabilities of the Company (or any underlying fund in which the Company invests, if applicable), including, without limitation, fees and performance-based compensation payable by the Company. Accordingly, any valuations or returns provided in any Additional Information may be preliminary, estimated and unaudited, and will be subject to high levels of uncertainty. Actual returns may vary significantly from such estimated returns and should not be construed as providing any assurance or guarantee as to actual returns;

(iv) Neither the Company nor the Manager makes any representation as to the accuracy, completeness, fitness for a particular purpose or timeliness of any Additional Information that is provided to you, and you accept liability for any loss you suffer as a result of reliance upon any such Additional Information; and

(v) Shares will only be issued, and redemptions or withdrawals will only be made, if applicable to such Company, on the basis of the Company’s official net asset value and subject to the terms and conditions set forth in the Memorandum and not on the basis of information set forth in any other Additional Information.

b. To the extent that any report or information relating to the Company received by you contains details of any investment positions, trading strategies or techniques of the Company or the investment processes of the Manager, you shall not, and shall cause each person to whom you have disclosed information relating to the Company pursuant to paragraph 14 not to, use such information as a basis for effecting or replicating any transactions, or for any purpose other than for your analysis of the performance of the Manager and/or the Company, of the Company’s compatibility with other investments you may hold, or for any other similar purpose for which you have specifically requested, and obtained, the written agreement of the Manager. Without limiting the foregoing, you represent and warrant that you have proper protocols in place, or will adopt such protocols, to ensure that information relating to the Company will be protected against dissemination to other entities, or other groups, divisions and/or persons within your organization, including, but not limited to, persons that are involved in portfolio management decisions or any other entity, group, division and/or person within your organization that may use information relating to the Company in a manner other than for purposes of managing the investment in the Company. You agree that no person who has access to information relating to the Company can use such information for trading purposes. For the avoidance of doubt, for Subscribers that are fund-of-funds, portfolio management divisions do not include the fund-of-funds division managing the investment in the Company.

16. Disqualified Person Disqualification.

Except as disclosed in your response to question 9 and any additional information requested by GS, no Disqualifying Event exists with respect to you or any person that directly or indirectly will have voting or dispositive power over your interest in the Company. You agree to provide any Company to which you are subscribing pursuant to this Subscription Agreement any information that the Company may reasonably request in order to determine whether you or any person that directly or indirectly has voting or dispositive power over your interest in the Company is a Disqualified Person, including, without limitation, filings with, and records of, courts and regulators. You agree to provide the Company any information that the Company may reasonably request in connection with the Company’s compliance with section (e) of Rule 506 of the

III. Subscription Agreement Terms and Conditions

Securities Act. You further agree that the Company may disclose to investors and prospective investors in the Company (i) information provided by you in your response to question 9 and any other information that you provide in connection therewith and (ii) any other information that the Company determines is necessary to disclose in connection with its obligations under section (e) of Rule 506 of the Securities Act, including without limitation, the identities of you and any person that directly or indirectly has voting or dispositive power over your interest in the Company. You agree to promptly notify the Company if a Disqualifying Event occurs with respect to you or any person that directly or indirectly has voting or dispositive power over your interest in the Company. You further agree that if any Disqualifying Event occurs or has occurred with respect to you or any person that directly or indirectly will have voting or dispositive power over your interest in the Company on or after September 23, 2013, if you or any person that directly or indirectly will have voting power over your interest in the Company would otherwise have the right to vote more than 20% of the Company’s outstanding voting equity securities (calculated on the basis of voting power), notwithstanding anything to the contrary in the Company Agreement, the voting rights with respect to the Company held by you or any person that directly or indirectly will have voting power over your interest in the Company will be limited to 19.9% of the Company’s outstanding voting equity securities (calculated on the basis of voting power) unless and until the Company determines otherwise in its sole discretion. Furthermore, upon the occurrence of a Disqualifying Event with respect to you or any person that directly or indirectly has voting or dispositive power over your interest in the Company, the Manager and the Company may, in their sole discretion, take any action they determine necessary or advisable in connection with compliance with applicable regulations, including, without limitation, redeeming all or a portion of your Shares.

17. For Grantors of Revocable Trusts. By signing this Subscription Agreement each grantor of the subscribing revocable trust (the “Subscribing Trust”) hereby acknowledges that, as of the date of this Subscription Agreement, such grantor has reviewed all information pertaining to such grantor provided by such grantor or the Subscribing Trust to GS in connection with the Subscribing Trust’s subscription for the Shares hereunder, and such grantor hereby certifies that such information, including, without limitation, information contained herein and information incorporated herein by reference, is true, correct and complete as of the date hereof and may be relied upon by GS, the Company and the Manager in determining the Subscribing Trust’s and such grantor’s suitability as an investor in the Company. Each grantor of the Subscribing Trust hereby agrees that each covenant and agreement of the Subscribing Trust contained herein, is binding upon such grantor and enforceable against such grantor as if made directly by such grantor to GS, the Company and the Manager.

18. General.

a. This Subscription Agreement, and the representations, warranties, agreements and other provisions contained herein, (1) shall be binding upon your heirs, executors, administrators and other successors; (2) shall survive your admission as a Member of the Company; and (3) may be executed through the use of separate signature pages or in any number of counterparts (whether by original signature or photocopy or facsimile copy thereof), and all counterparts shall for all purposes constitute one agreement binding on all parties.

b. For the benefit of the Company, the Manager and any creditor of the Company, you waive any and all defenses to the payment in full or in part of your Total Commitment amount in accordance with the terms of the Memorandum. You agree that any dispute arising out of your funding obligations described in the Memorandum shall be deemed an action based upon an instrument for the payment of money only and you waive any and all affirmative defenses applicable under Delaware Law.

c. None of these Subscription Agreement Terms and Conditions may be supplemented, modified or amended by you except by written instrument signed by you and a duly authorized representative of GS. You agree that such a written instrument may be in the form of a written communication between you and a duly authorized representative of GS, such as an electronic communication, which shall become effective only upon acceptance by GS. You further agree that you will not contest the legally binding nature, validity or enforceability of any written instrument, communication or agreement in connection with your investment in the Company based on the fact that the terms were accepted electronically. Any such written instrument, communication or agreement entered into electronically will be deemed to be “in writing” and to have been “signed” by you with the same effect as a manual signature (and any electronic record of such agreements entered into online will be deemed to be “in writing”).

d. The provisions of this Subscription Agreement are severable. The invalidity or unenforceability of any provision will not affect the validity or enforceability of any other provision hereof. If any provision of this Subscription Agreement is adjudged by any Adjudicating Body (as defined below) to not be enforceable in accordance with its terms, then such Adjudicating Body will have the power to modify the provision in a manner consistent with its objectives and/or to delete specific words or phrases, so that in its amended form, such provision will then be enforceable and will be enforced. An “Adjudicating Body” must have competent jurisdiction and means any court, legislature, agency, department, office, magistrate, justice, or other similarly recognized organization or body of any federal, state or local government, whether US or non-US, or any arbitrator.

e. Subject to the terms of the Fund Agreement and Memorandum, you consent to receiving or to having received, to the extent permitted by applicable law, electronic delivery of all Company Communications (as defined below). Your consent to electronic delivery is effective immediately and extends to all Company Communications (including any Company Communication received prior to the date of your execution of this Subscription Agreement); however, certain Company Communications may not be available for electronic delivery at this time. The Manager or GS will notify you in advance when new types of Company Communications become available for electronic delivery. You may revoke or suspend your consent to electronic delivery or request paper copies of Company Communications that you are entitled to receive at any time by contacting GS. Your consent will remain in effect unless and until either you, the Company, the Manager or GS revoke it.

For purposes of this paragraph 18, “Company Communications” includes each Memorandum, other Additional Information, Company Document Update Notice (as defined below) and other information, notices, reports and documents delivered or provided to you by the Company, the Manager, GS or other parties in connection with any current or future investment in the Company.

You hereby agree that any physical or electronic communications by the Company, the Manager, GS or otherwise to you in connection with your investment in the Company may be delivered to the mailing or electronic address of record provided in Section I of this Subscription Agreement. You agree to notify GS immediately of any change in your physical or electronic address. Until GS has

III. Subscription Agreement Terms and Conditions

received and had a reasonable time to act on any notice of a change, GS may continue to send Company Communications to your previous physical or electronic address and any such Company Communications will be deemed to have been delivered to you, whether or not you have actually received them.

If an e-mail notification sent to you at your electronic address of record is returned as undeliverable or GS otherwise receives evidence of an invalid e-mail address through a return e-mail, GS will attempt to contact you to obtain a valid e-mail address. In the interim, Company Communications (or notices of such communications) may be delivered to your physical address of record in accordance with GS’s procedures. If GS is unable to obtain a valid e-mail address, Company Communications will be delivered to your physical address until you verify your e-mail address.

You agree that all Company Communications delivered to you in any of the ways described in this paragraph 18 will constitute good and effective delivery of the information to you when sent or posted by the Company, the Manager or GS, regardless of whether you actually or timely receive or access the Company Communications.

f. You acknowledge that the disclosures and information, and subject to the terms of the Fund Agreement and this Subscription Agreement, the terms and conditions, contained in the Memorandum, the Fund Agreement and this Subscription Agreement may be amended or otherwise updated or supplemented (collectively, “Company Document Updates”) from time to time as determined by the Manager in its sole discretion. You hereby agree that you are subject to such disclosures, information, terms and conditions, and acknowledge that all amendments, updates, and supplements are available to you upon request to the Manager. You hereby further agree that, if you are making an additional subscription to the Company in which you already hold Shares, the terms and conditions contained herein shall apply equally to all of your Shares, regardless of the date of acquisition of such Shares.

Subject to the terms of the Fund Agreement and Memorandum, if the Company determines or is required to notify you of, or to obtain your consent for, any Company Document Update, you consent to receiving any such Company Document Update, as determined by the Company, (i) by physical or electronic transmission of such Company Document Update to you, (ii) by notice to you that such Company Document Update is available as an electronic posting, or (iii)

by notice to you that such Company Document Update is available upon your request in hard copy or electronic copy (each, a “Company Document Update Notice”), and you hereby agree that any such Company Document Update Notice will constitute effective delivery of the notice of such Company Document Update to you for all purposes under the Memorandum regardless of whether you actually receive, access or request the Company Document Update.

If any Company Document Update Notice specifies that you will be deemed to have consented to the Company Document Update following a certain date if you do not request to redeem or withdraw from the applicable Company or otherwise object to the Company Document Update, then you hereby agree that following the deadline for the request of such redemption, withdrawal or objection specified in such notice, you will be deemed to have consented to such Company Document Update without any further action to be taken by you or the Company, and that you will be bound by, and your Shares will be subject to, the disclosure or terms contained in the applicable Company Document Update.

g. In addition to the consents contained in subparagraphs (e) and (f) above, you may be required to consent electronically in order for the Company, the Manager, GS or other parties to be permitted, should they choose to do so in their sole discretion, to provide you with certain Company Communications electronically, including, if applicable, as set forth in any other documentation that you have provided to GS in addition to this Subscription Agreement.

h. You acknowledge that each of Goldman Sachs & Co., Goldman Sachs Asset Management L.P., and Goldman Sachs International, and their respective present and future affiliates will be a third-party beneficiary with respect to this Subscription Agreement, the Fund Agreement and the Memorandum and it shall be entitled to enforce any rights or remedies which are intended to benefit it hereunder to the same extent as if it was a party to this Subscription Agreement, the Fund Agreement and/or the Memorandum. You further acknowledge that you are not intended to be a third-party beneficiary of any contract entered into by (or on behalf of) the Company, including contracts with the Manager or other parties who provide services to the Company.

19. Exclusive Jurisdiction, Applicable Law, and Waiver of Right to Jury Trial.

a. Subject to and without limiting the Binding Arbitration provisions of paragraph 20 below, you agree that any action, suit, or proceeding (including counterclaims) (each an “Action”) brought by you arising out of or relating to this Subscription Agreement, the Fund Agreement, the Memorandum and/or your purchase, ownership or disposition of Shares must be brought exclusively in the federal or state courts in New Castle County, Delaware (the “Delaware Courts”), and you further consent and agree to submit to the jurisdiction of the Delaware Courts in any Action brought against you arising out of or relating to this Subscription Agreement, the Fund Agreement, the Memorandum and/or your purchase, ownership or disposition of Shares. Subject to the Binding Arbitration provisions of paragraph 20 below, (1) you agree that all claims in respect of any Action may be heard and determined in any Delaware Court, (2) you agree not to bring any Action in any other court, and (3) you agree that nothing in this Subscription Agreement or otherwise shall affect or limit any right that the Company or the Manager may otherwise have to bring any Action against you in the courts of any jurisdiction. You agree that a final judgment in any Action will be conclusive and may be enforced by action on the judgment in any court of competent jurisdiction or in any other manner provided at law or in equity. You hereby waive any defense of inconvenient forum, lack of personal jurisdiction, objection to venue, or other similar defense to the maintenance of any Action brought in accordance with the provisions of this paragraph 19.

b. You appoint the Manager as your agent to receive on your behalf service of copies of the summons, complaint or initiating documents and any other process that might be served in any Action arising out of or relating to this Subscription Agreement, the Fund Agreement, the Memorandum and your purchase, ownership or disposition of Shares. In addition, you agree that service of any initiating papers can be made upon you by mail.

c. This Subscription Agreement is governed by and shall be construed in accordance with the internal laws of the State of Delaware, without regard to conflict of laws principles, and shall be deemed to be performed entirely within the State of Delaware.

d. Each of the parties hereto waives all right to trial by jury in any Action arising out of or relating to this Subscription Agreement, the Fund Agreement, the Memorandum and/or your purchase, ownership or disposition of Shares.

III. Subscription Agreement Terms and Conditions

20. Binding Arbitration.

a. This Subscription Agreement contains a pre-dispute arbitration clause. By signing an arbitration agreement the parties agree as follows:

(1) All parties to this Subscription Agreement are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.

(2) Arbitration awards are generally final and binding; a party’s ability to have a court reverse or modify an arbitration award is very limited.

(3) The ability of the parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings.

(4) The arbitrators do not have to explain the reason(s) for their award unless, in an eligible case, a joint request for an explained decision has been submitted by all parties to the panel at least 20 days prior to the first scheduled hearing date.

(5) The panel of arbitrators may include a minority of arbitrators who were or are affiliated with the securities industry.

(6) The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.

(7) The rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into this Subscription Agreement.

b. Notwithstanding anything to the contrary in this Subscription Agreement or the Memorandum, and except for any claim or action which the Manager, the Company, or GS may elect (in their sole discretion) to commence as provided for in this Subscription Agreement, the Fund Agreement and/or the Memorandum to determine or enforce any of its rights or your obligations under this Subscription Agreement, the Fund Agreement or the Memorandum, you agree that all disputes arising out of or relating to (1) this Subscription Agreement, (2) your purchase, ownership or disposition of any Shares, or (3) your rights or obligations under the Fund Agreement and Memorandum shall be resolved in accordance with the Binding Arbitration provisions of this paragraph 20.

c. The arbitration will be conducted in accordance with the rules then in effect of FINRA (as amended, supplemented and interpreted from time to time) or, if both GS and you agree that it should be so arbitrated, the American Arbitration Association. Any dispute or claim involving a Dollar amount of $50,000 or less will be before one arbitrator, and all other disputes and claims will be before a panel of at least three arbitrators. The award of the arbitrator or a majority of the arbitrators, as the case may be, will be final, and judgment upon the award rendered may be entered in any court having jurisdiction. For the avoidance of doubt, none of the provisions in this paragraph 20 shall limit the ability of a party to file any claim in court permitted to be filed in court under the rules then in effect of FINRA, or if both GS and you agree that it should be so arbitrated, the American Arbitration Association.

d. No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against the other party who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (1) the class certification is denied, (2) the class is decertified or (3) the other party is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Subscription Agreement except if stated herein. In the event that you bring any claim as part of a class action, then, upon any determination that such action shall not be permitted to proceed as a class action, such action shall be dismissed and you shall pursue such claim exclusively through arbitration in accordance with the Binding Arbitration provisions of this paragraph 20.

21. Payment Obligations.

a. You agree that if you should fail to fulfill any payment obligation due to the Company or any other person hereunder, including, without limitation, any subscription or indemnification payment or any payment due to the Company with respect to an adjustment in the value of your Shares, (a) all or a portion of your then remaining interest in the Company (including your interest in future distributions of the Company) may be irrevocably forfeited, and (b) the Company may take any other action authorized by the Fund Agreement or Memorandum with respect to the unfulfilled payment obligation.

b. All payments contemplated under this Subscription Agreement, the Fund Agreement, the Memorandum and your ownership of Shares (including all indemnification obligations) must be satisfied by payment in the currency denomination of the Shares as set forth in the Memorandum, unless otherwise expressly consented to in writing by the Company. Your obligation to pay such currency to the Company shall not be satisfied by payment in any other currency, whether pursuant to a judgment or otherwise, to the extent that the amount actually received by the Company upon conversion of amounts received in any other currency to the currency set forth in the Memorandum falls short of the amount in the Company’s currency originally due to the Company (a “Shortfall Amount”). You agree, as a separate obligation and notwithstanding any such judgment, to pay to the Company on demand any Shortfall Amount.

c. You agree that unless you provide the Company or the administrator of the Company (as applicable) with an original written notice to the contrary, redemption proceeds from and other payments in respect of your Shares will be sent to the Financial Advisor through which you purchased Shares.

d. You acknowledge and agree that payments contemplated under this Subscription Agreement, the Fund Agreement or the Memorandum may be effected through custody accounts that are held in the name of the Company or its relevant service provider and operated by third parties, and in connection therewith, you will be subject to the credit, legal and operations risks of such third parties.

22. Financial Advisor Arrangements.

The Company has entered into an agreement (the “Intermediary Agreement”) with the Financial Advisor identified in Section I of this Subscription Agreement whereby the Financial Advisor has been authorized to act as an intermediary with respect to the purchase of Shares by clients of the Financial Advisor (“Introduced Clients”).

In connection with such arrangement, the Financial Advisor may provide certain services with respect to Introduced Clients, including the Subscriber, which may include the following:

(a) Facilitating communications between the Company and Introduced Clients, including serving as a point of contact for Introduced Clients with respect to any inquiries or requests they may have;

III. Subscription Agreement Terms and Conditions

(b) Receiving and ensuring the completeness of subscription agreements completed by Introduced Clients;

(c) Receiving redemption requests from Introduced Clients and delivering such redemption requests to the Manager on behalf of such Introduced Clients;

(d) Receiving from the Company and delivering to Introduced Clients securities or cash to be distributed to Introduced Clients in connection with redemptions by such Introduced Clients or cash distributions that the Company has determined, in its sole discretion, to make to all Members, including distributions in respect of liquidation of the Company; and

(e) Receiving any requests for transfers of Shares by Introduced Clients and communicating such transfer requests to the Manager, and otherwise facilitating the process for transfers of Shares by Introduced Clients if permitted by the Manager, in its sole discretion.

The Financial Advisor may indemnify the Company for certain losses resulting from errors made in connection with the provision of services (including with respect to processing redemption requests) pursuant to the Intermediary Agreement.

As compensation for its services to the Company in respect of an Introduced Client, the Financial Advisor will receive certain fees from GS.

For the avoidance of doubt, the Company, in its sole discretion, may reject any subscription for Shares by any Introduced Client. The Company, the Manager, GS and its affiliates will not be responsible or liable for (i) the contents of any representation made by the Financial Advisor to prospective investors (other than the contents of the Memorandum) and (ii) any materials provided to prospective investors by the Financial Advisor, if any, in connection with the offering of the Shares (other than the contents of the Memorandum).

By subscribing for Shares and becoming a Member of the Company, the Subscriber consents to the Financial Advisor providing the services on the terms set forth in the Intermediary Agreement.

PART B: FOR NON-US PERSONS ONLY

1. You hereby represent that: (A) You are not (and are not acquiring the Shares on behalf of) a US Person or resident of any other jurisdiction who is prohibited from subscribing for Shares, under the terms of the Memorandum and herein. (B) You will not transfer any Shares or interest therein to a US Person and will not transfer any

Shares or interest therein within the United States and will not transfer any Shares or interest therein in contravention of any restriction on the sale, transfer or delivery of Shares set out in the Memorandum and applicable laws, including the laws of your country. (C) You will notify the Company immediately if you should at any time become a US Person or the resident of any other jurisdiction who is prohibited from subscribing for or holding any interest in the Shares under the terms of the Memorandum and the Fund Agreement.

2. You are fully informed as to (1) the legal requirements within your country for the purchase of the Shares and are permitted to purchase the Shares under the laws and regulations of your home country in the manner in which the Shares have been offered and sold to you, (2) any foreign exchange restrictions applicable to you, (3) any relevant tax considerations relating to you arising out of your purchase and ownership of Shares, and (4) the restrictions on transfer of the Shares as set forth in the Memorandum and the Fund Agreement. You understand that transferability of the Shares may be further limited by applicable laws, including the laws of your home country.

3. You have not been solicited to purchase Shares while present in the United States and will not acquire the Shares while present in the United States. If you received or accepted the offer of the Shares while present in the United States, you are an Accredited Investor.

4. For non-US Persons subscribing for Shares. If you are a non-US person for US federal income tax purposes or may become such a person while you hold a Shares, you acknowledge that the Company may redeem your entire Shares to the extent provided in the Fund Agreement or the Memorandum, and that in any event the Memorandum does not discuss all of the tax consequences of an investment in the Company that may be relevant to you, and you have consulted or will consult prior to the acquisition of a Shares with your own tax advisor with respect to the US tax consequences of the acquisition, ownership and disposition of Shares. In addition, you agree and confirm that you will bear all taxes, costs and other expenses, directly or indirectly, and hold the Indemnified Parties (as defined in Part A, paragraph 11) harmless for any taxes, including interest and penalties thereon, imposed on you. Further, you agree to reimburse from time to time the Indemnified Parties for (1) any taxes, including interest and penalties thereon, paid by the Indemnified Parties that are imposed directly or indirectly on you (or your investment in the Company, including without limitation any US withholding taxes, and (2) any third party costs incurred by the Indemnified Parties in complying with any obligations attributable to such taxes, which reimbursements shall be made promptly by you upon receipt of notice from the Company that such taxes have been paid or such third party costs have been incurred. You also acknowledge that the Indemnified Parties will not be responsible for any errors or inaccuracy in the calculation of any amount of withholding taxes, and that if the Indemnified Parties under-withhold or fail to withhold any taxes in respect of your investment therein, you will pay to the applicable taxing authority any such taxes that are owed, along with any interest and penalties thereon, and make any filing required in connection therewith. For the avoidance of doubt, you hereby acknowledge that your indemnity obligations under this paragraph will continue after you have transferred or redeemed your entire Shares. You acknowledge that the Company and GS shall be entitled to retain all, or any portion, of amounts otherwise payable to you as a reserve for any obligation you may have under this paragraph 4, which reserve, to the extent not setoff against such obligations, shall be returned to you when determined by GS to no longer be necessary. However, in no event will the failure to maintain such reserve, or the return of such reserve, release you from your obligations hereunder.

PART C: FOR BENEFIT PLAN INVESTORS ONLY

1. In this Part C, a Benefit Plan Investor is referred to as a “Plan.” You agree to provide the following information to the Manager prior to and in connection with your investment in the Company:

a. A list of persons, other than those persons whose sole affiliation is with the Plan Sponsor (as defined in Section 3(16)(b) of ERISA) (and those persons’ affiliates) who have the authority to appoint or terminate the Manager as a manager of any of the assets of the Plan involved in the investment in the Company, or to negotiate the terms of any agreement pursuant to which the Manager agrees to manage any of the assets of the Plan involved in the investment in the Company (including any renewals or modifications thereof).

b. A list of persons, other than those persons whose sole affiliation is with the Plan Sponsor (as defined in Section 3(16)(b) of ERISA) (and those persons’ affiliates) who have or exercise any discretionary authority or control with respect to the assets of the Plan involved in the investment in the Company or render investment advice (within the meaning of Section 3(21)(A)(ii) of ERISA) with respect to those assets.

III. Subscription Agreement Terms and Conditions

c. Any limitations on the Company’s ability to purchase or hold investments of any kind, including any class of securities of any employer whose employees are participants under the Plan, or any affiliate of such employer (including, without limitation, any restrictions with respect to any class of a “qualifying employer security” within the meaning of Section 407(d)(5) of ERISA).

You undertake to promptly update this information to the Manager to reflect any changes. Unless the Manager determines otherwise, you will not be obligated to provide this information if the Memorandum indicates that the assets of the Company are not, and are not expected to become, “plan assets” subject to Section 406 of ERISA or Section 4975 of the IRS Code.

2. You agree to provide such other information (including a list of any parties in interest and/or disqualified persons with respect to the Plan for purposes of Section 3(14) of ERISA and/or Section 4975(e)(2) of the IRS Code, or any similar parties under applicable law if the Plan is a governmental, church or foreign Plan) as the Manager may request from time to time in order to avoid possible violations of any provision of ERISA, the IRS Code or any other laws applicable to the Plan.

3. The person executing this Subscription Agreement on behalf of a Plan (the “Fiduciary”) represents and warrants to the Company that:

a. The Plan is not a participant-directed defined contribution Plan.

b. The Plan is not a voluntary and contributory Plan.

c. The Plan’s commitment to purchase Shares does not, in the aggregate, constitute more than 10% of the fair market value of the assets of the Plan. The Plan’s purchase of the Shares is in accordance with the governing documents, instruments, and investment policies applicable to the Plan. The fiduciary or fiduciaries of the Plan responsible for the decision to make the investment in the Company have considered a number of factors with respect to the Plan’s investment in the Company and have determined that, in view of such considerations, the purchase of the Shares is consistent with their responsibilities under ERISA and under any other laws applicable to the Plan. Such factors include, but are not limited to: (1) the role such investment or investment course of action plays in the Plan’s portfolio; (2) whether the investment or investment course of action is reasonably designed to further the purposes of the Plan, taking into account both the risk of loss and the opportunity for gain that could result therefrom; (3) the composition of the Plan’s portfolio with regard to diversification; (4) the liquidity and current rate of return of the Plan’s portfolio relative to the anticipated cash flow requirements of the Plan; (5) the projected return of the Plan’s portfolio relative to the funding objectives of the Plan; and (6) the risks associated with an investment in the Company.

b. Neither the Manager nor any of its affiliates (including, without limitation, GS) has acted as a fiduciary under ERISA with respect to the purchase, holding or disposition of the Shares. No advice provided by the Manager or any of its affiliates (including, without limitation, GS) has formed a basis for any investment decision by the Plan in connection with such purchase, holding or disposition.

c. The Fiduciary has delivered or caused to be delivered to the Company, and from time to time hereafter will deliver or cause to be delivered to the Company, in writing, all of the information which the Manager may request in order to avoid violations of any provision of ERISA or any other laws applicable to the Plan, and will notify the Manager promptly, in writing, of any change in the information so furnished. The Fiduciary understands that the Manager, GS and their affiliates will rely on all information provided on behalf of the Plan in connection with the purchase and holding of the Shares, including all information provided in this Subscription Agreement and all updates to and changes in such information as may be provided on behalf of the Plan hereafter.

d. If the assets of the Plan are, directly or indirectly, assets of a governmental, church, or foreign Plan, (1) there is no federal, state or local or foreign law, rule, regulation, or constitutional provision applicable to the Plan that could in any respect affect the operation of the Company by the Manager or prohibit any action contemplated by the operational documents and related disclosure of the Company, including, without limitation, investments which may be made pursuant to the Company’s investment strategies, and (2) the Plan’s investment in the Company will not conflict with or violate any federal, state or local or foreign law, rule, regulation, or constitutional provision applicable to the Plan.

e. The Fiduciary is a “fiduciary” of the Plan within the meaning of Section 3(21) of ERISA, Section 4975(e)(3) of the IRS Code or other applicable law or regulation that has the authority to make the investment in the Shares.

f. If the assets used to make the investment in the Shares are subject to the fiduciary provisions of ERISA or the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the IRS Code (or in the case of any governmental, church or foreign Plan, any federal, state, local or foreign law that is substantially similar to Section 406 of ERISA or Section 4975 of the IRS Code), then, as of the time of the subscription to purchase the Shares, the Plan’s purchase of the Shares does not, and assuming compliance by the Company with the operational documents and related disclosure of the Company, to the Plan’s best knowledge, should not in the future, constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the IRS Code (or in the case of any governmental, church or foreign Plan, any federal, state, local or foreign law that is substantially similar).

g. If Section I of this Subscription Agreement does not indicate that the Plan is a Benefit Plan Investor subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the IRS Code, or any laws or regulations that could deem the underlying assets of the Company to constitute the assets of the Benefit Plan Investor and subject the Manager to laws or regulations that are similar to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the IRS Code by reason of the direct or indirect investment by the Benefit Plan Investor in the Company, (1) the Plan is not subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the IRS Code, or any such other laws or regulations, and (2) the Fiduciary will promptly notify the Manager in writing if the Plan becomes subject to the fiduciary or prohibited transaction provisions of ERISA, Section 4975 of the IRS Code or any such other laws or regulations.

4. If (i) the assets used to make the investment in the Company are subject to the fiduciary provisions of ERISA or the prohibited transaction provisions of ERISA or the IRS Code and (ii) the Memorandum indicates that the assets of the Company are, or may become, “plan assets” subject to Section 406 of ERISA or Section 4975 of the IRS Code, then (1) pursuant to Prohibited Transaction Class Exemption 86-128 promulgated by the US Department of Labor and to the extent necessary to satisfy the requirements thereunder, the Fiduciary has authorized the Manager to select GS to effect or execute securities transactions on behalf of the Company and, if applicable, any investment funds or vehicles in which the Company invests, on an agency basis, as described in the Memorandum (and to cause the Company or such underlying funds or vehicles to pay

III. Subscription Agreement Terms and Conditions

GS a fee for effecting or executing such securities transactions), including, without limitation, “agency cross transactions” where GS acts as agent for both parties to the transaction (as to agency cross transactions, the Fiduciary acknowledges that (A) GS will have a potentially conflicting division of loyalties and responsibilities regarding the parties to the transactions, (B) it has received sufficient information from the Manager to determine whether to grant such authorization, and (C) if the Fiduciary objects to the arrangement authorized hereunder, or to a change in such arrangement, then, unless the arrangement is terminated or the change is not implemented (as applicable), the Fiduciary may have additional rights under the exemption and is referred to Section IV(d)(1) thereof); (2) a “named fiduciary” of the Plan (as defined in Section 402(a)(2) of ERISA) has the authority to appoint the Manager as an “investment manager” (within the meaning of Section 3(38) of ERISA) with respect to the assets of the Plan invested in the Company with the authority to appoint other “investment managers” with respect to such assets and, by the purchase of the investment in the Company by the Plan, is deemed to appoint the Manager as an “investment manager” with respect to the assets of the Plan invested in the Company with the authority to appoint other “investment managers” for so long as the assets of the Company consist of “plan assets”; and (3) pursuant to Section 408(b)(16) of ERISA, the Fiduciary authorizes the use of the electronic communication networks, alternative trading systems or similar execution or trading systems or venues (“ECNs”) that are listed in the Memorandum, as well as any ECNs that may be added to the list at http://www2.goldmansachs.com/ disclosures/ecns-disclosure.html from time to time, and will check for any such updates, and agrees that, unless it otherwise notifies the Manager in writing, it does not require and will not request paper copies of the information provided on the website or any updates thereto

PART D: FINANCINGS

1. You acknowledge and agree that the Company may incur and maintain indebtedness for borrowed money (including through the issuance of notes and other evidence of indebtedness), other indebtedness, financings or extensions of credit (“Financings”), incur and maintain other obligations (including in connection with derivative financial instruments), arrange and make guarantees to support any such Financings or other obligations and incur reimbursement obligations in respect of any such Financings, other obligations or guarantees, pledge or assign or otherwise make available credit support for any such Financings, other obligations or guarantees and/or enter into agreements, instruments and documents and take all other actions as the Company deems necessary or appropriate in connection with incurring or maintaining Financings, other obligations or guarantees. Without limiting the generality of the foregoing, you further acknowledge and agree that the Company may, at its option and without notice to or consent of any stockholder, to hypothecate, mortgage, assign, transfer, make a collateral assignment or pledge or grant a security interest to any Lender (as defined below) or other holders other obligations or guarantees of the Company (a) any or all assets of the Company, including investments and deposit or other accounts into which proceeds from the sale of Shares are credited or deposited (the assets described in this clause (a) referred to herein as “Assets”) and/or (b) some or all of the undrawn Commitment of some or all of the stockholders, including the Company’s right to issue drawdown notices or otherwise call for and receive undrawn Commitments in connection with the acquisition of Shares and all rights and remedies related thereto and the obligations of some or all of the stockholders under their respective Subscription Agreements under which such stockholders agreed to purchase Shares (the rights described in this clause (b) referred to herein as “Assigned Rights,” and together with Assets, referred to herein as “Credit Support”). For the avoidance of doubt, the Company may exclude from such Credit Support all or a portion of the Assigned Rights of any holders of Shares that are officers, directors, certain significant holders of Shares, and certain other persons, to the extent restricted under, or considered by the Company to be necessary or desirable to facilitate compliance with, applicable laws or regulations, including ERISA, the Investment Company Act and the Sarbanes-Oxley Act of 2002, as amended. As used herein, “Lender” shall mean (i) any lender, issuer of letters of credit or provider of other financing or extensions of credit, (ii) any holder of indebtedness, assignments, guarantees or other obligations relating to any of the foregoing, and (iii) any of their respective agents, trustees, successors and assigns.

2. You acknowledge and agree that, in furtherance of the foregoing and without limiting the generality of the foregoing, the Company may, in each case subject to such other conditions as the Company may reasonably determine, (a) authorize any Lender or holders of such other obligations or guarantees, including any agent or trustee acting on their behalf, as agent and on behalf of the Company, or in such other capacity as the Company may specify (i) to exercise from time to time Assigned Rights, (ii) to issue drawdown notices and to require you to acquire additional Shares pursuant to all or any portion of your undrawn Commitment for purposes of paying such funds to a Lender or holder of such other obligations or guarantees, including by payment to an account or accounts pledged to a Lender or such holder, (iii) to exercise any right or remedy of the Company under the Fund Agreement or this Subscription Agreement in respect of any Asset or Assigned Rights or in respect of any drawdown notice or undrawn Commitment, and (iv) to enforce your obligations under this Subscription Agreement and the Fund Agreement, and (b) take any other action the Company reasonably determines to be necessary for the purpose of providing such Credit Support (collectively, clauses (a) and (b), the “Lender Powers”). In addition, you acknowledge and agree that the Company is authorized to provide to or receive from any Lender or holders of such indebtedness, guarantees or other obligations, including any agent or trustee acting on their behalf, financial information related to you.

You acknowledge and agree that, subject to applicable law, the Company is authorized to enter into and maintain guarantees and other credit support of Financings of subsidiaries and other persons in which the Company has an interest or otherwise be liable on a joint and several basis and any such obligations in connection therewith may be cross-guaranteed as the Company determines is necessary or convenient in the conduct or promotions of the activities or business of the Company.

Notwithstanding anything in this Subscription Agreement to the contrary, any Lender or other person granted a lien with respect to any of the Assigned Rights and/or the right to exercise any Lender Power shall be an intended beneficiary of this Part D and shall be entitled to enforce the provisions of this Part D.

3. To facilitate the Company’s ability to incur and maintain Financings, other obligations and guarantees and to otherwise make available Credit Support for Financings, other obligations and guarantees, you agree to, make and acknowledge the following acknowledgements, agreements and representations for the benefit of the Company and any Lender or other holder of other obligations or guarantees:

a. you hereby consent to the pledge or assignment of, and grant of a security interest in, your undrawn Commitment and related Assigned Rights and other forms of Credit Support referred to in this Part D.;

III. Subscription Agreement Terms and Conditions

b. you shall confirm as of the date hereof and following any default under a loan, credit or other facility or instrument evidencing such Financings, guarantees or other obligations, in favor of any Lenders or other holders of indebtedness, guarantees or other obligations, the amount of your Commitment and undrawn Commitment (and your address for purposes of drawdown notices);

c. you are and will remain absolutely, irrevocably and unconditionally obligated to fund capital contributions and perform your other obligations under the Fund Agreement and this Subscription Agreement, in each case, without set-off, defense (other than defense of payment), counterclaim or reduction based on any claim against any person (including any defense of fraud or mistake, or any defense under Section 365 of the U.S. Bankruptcy Code), and you hereby waive any right to assert any claim to the contrary in connection with any bankruptcy, insolvency, dissolution or winding up of the Company or otherwise;

d. you shall honor drawdown notices or other capital calls issued by or on behalf of any Lender or other holder of indebtedness, guarantees or other obligations and such Lender or holder shall have the right to enforce your obligations to make contributions hereunder and under the terms of the Fund Agreement and to seek all available remedies against you if you fail to make such contributions;

e. you acknowledge that the proceeds of your Commitment called in accordance with this Subscription Agreement may be (i) used to repay the obligations to any Lenders or other holders of indebtedness, guarantees or other obligations and (ii) directly credited to or deposited in an account for the benefit of any Lenders or other holders of indebtedness, guarantees or other obligations, in which case funds delivered by you pursuant to a capital call shall not be considered a funded Commitment if such funds are not delivered into such account;

f. you also acknowledge and agree that Lenders and other holders of indebtedness, guarantees or other obligations will rely upon the statements made in this Subscription Agreement and the Fund Agreement in connection with providing Financing to the Company; and the terms of any Financings, guarantees or other obligations of the Company may, without your consent, be established and maintained and may be amended, restated, supplemented, replaced, restructured, refinanced or otherwise modified from time to time, including to extend the maturity thereof, and whether by the same Lender, or different Lenders; provided that no amendment, restatement or any other modification of the terms of any Financing shall alter your rights under this Subscription Agreement or the Fund Agreement; and

g. as of the date hereof, your representations and warranties contained herein are true and correct in all material respects.

PART E: FOR SUBSCRIBERS ENTITLED TO ASSERT A SOVEREIGN IMMUNITY OR SIMILAR DEFENSE ONLY

You hereby waive all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which you might otherwise be entitled in any action or proceeding in the courts of the United States or of any other country or jurisdiction relating in any way to your investment in the Company and agree that you will not raise, claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding

PRIVACY NOTICE

(Applicable only to individual, joint, and individual retirement account (IRA) investors)

The Goldman Sachs financial services companies endeavor to maintain the highest standards of confidentiality and to respect the privacy of our client relationships. In that regard, we are providing this Privacy Notice to our clients in accordance with Title V of the Gramm-Leach-Bliley Act of 1999 and its implementing regulations. This notice supplements any privacy policies or statements that we may provide in connection with specific products or services.

The Information We Collect About You. The non-public personal information we collect about you (your “Information”) comes primarily from the account applications or other forms you submit to us. We may also collect Information about your transactions and experiences with us, our affiliates, or others relating to the products or services we provide. Also, depending on the products or services you require, we may obtain additional Information from consumer reporting agencies.

Our Disclosure Policies. We do not disclose your Information to anyone, except as permitted by law. This may include sharing your Information with non-affiliated companies that perform support services for your account or process your transactions with us or our affiliates. It may also include sharing your Information with our affiliates to bring you the full range of services and products available from the Goldman Sachs family of financial services companies, including our U.S. and international brokerage, asset management, advisory, and trust services companies. Additionally, it may include disclosing your Information pursuant to your express consent, to fulfill your instructions, or to comply with applicable laws and regulations.

Our Information Security Policies. We limit access to your Information to those of our employees and service providers who are involved in offering or administering the products or services that we offer. We maintain physical, electronic, and procedural safeguards that are designed to comply with federal standards to safeguard your Information.

If our relationship ends, we will continue to treat your Information as described in this Privacy Notice.

This notice is being provided on behalf of the following affiliates of The Goldman Sachs Group, Inc.:

Goldman Sachs Asset Management, L.P.

Goldman Sachs Asset Management

International GS Investment Strategies, LLC

Goldman Sachs Hedge Fund Strategies, LLC

The family of funds managed by the affiliates listed above.

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